July 27, 2005

                            SHARE PURCHASE AGREEMENT

                                  By and Among

                          DATA SYSTEMS & SOFTWARE INC.

                            KARDAN COMMUNICATION LTD.

                            NEUWIRTH INVESTMENTS LTD.

                                   MEIR GIVON

                             DSIT TECHNOLOGIES LTD.

                                      -and-

                       TALDOR COMPUTER SYSTEMS (1986) LTD.

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                            SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this "Agreement") is entered into as of July 27, 2005, by and among Data Systems & Software Inc., a company organized under the laws of the State of Delaware ("DSSI"), Kardan Communication Ltd. (Reg. No. 512051590), a company organized under the laws of the State of Israel ("Kardan"), Mr. Meir Givon (Israeli I.D. No. 069337418) ("Givon"), Neuwirth Investments Ltd. (Reg. No.513164616), a company organized under the laws of the State of Israel ("Neuwirth", and together with DSSI, Kardan and Givon, the "Sellers"), dsIT Technologies Ltd. (Reg. No. 512816117) ("dsIT" or the "Company"), and Taldor Computer Systems (1986) Ltd. (Reg. No. 52-003971-0), a company organized under the laws of the State of Israel ("Buyer", and together with the Sellers and the Company, the "Parties").

                                   WITNESSETH:

WHEREAS, as of the date hereof the Sellers are collectively the legal and beneficial owners of 11,844,181 Ordinary Shares, NIS 1.0 par value each, and 100 Preferred Shares, NIS 1.0 par value each (collectively, the "Shares") of the Company, constituting 100% of the issued and outstanding share capital of the Company;

WHEREAS, pursuant to the Restructuring, as defined in Section 6.3 below, which was commenced prior to the date hereof, the Company has sold the Excluded Subsidiaries and the Excluded Business (as defined below);

WHEREAS, the Company and the Subsidiaries are engaged in the business of supplying computer outsourcing services on a time and materials basis and the development of certain real time and embedded systems for clients; and

WHEREAS, subject to the completion of the Restructuring of the Company, the Sellers desire to sell to the Buyer and the Buyer desires to buy from the Sellers all of the Shares, all in accordance with and subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            DEFINITIONS AND INTERPRETATION.

1.1.          The Schedules and Preamble hereto form an integral part hereof.

1.2. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. Masculine terms shall include the feminine gender. Headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.3. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

1.4. For the purpose of this Agreement the following capital terms shall have the meaning set forth below:

                                       2
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      "Adjusting Balance Sheet" shall have the meaning set forth in Section
2.3(a).

      "Applicable Laws" means the laws and regulations of the State of Israel, as amended from time to time.

      "Balance Sheet Date" shall have the meaning set forth in Section 4.11.1.

      "Beneficiary of the Service" shall have the meaning set forth in Section 6.3.9.

      "Business Day" means Sunday to Thursday, inclusive, with the exception of any day which is recognized by the Bank of Israel as not being a business day.

      "Buyer Indemnified Person" shall have the meaning set forth in Section 9.2.1.

      "Cash Adjustments" shall have the meaning set forth in Section 2.3.

      "Closing" shall have the meaning set forth in Section 3.1.

      "Closing Date" shall have the meaning set forth in Section 3.1.

      "Company's Disclosure Schedule" shall mean the Disclosure Schedule delivered to the Buyer by the Sellers and the Company, which is attached to this Agreement as Annex 1.

      "Company Financial Statements" shall have the meaning set forth in Section 4.11.1.

      "Contracts" shall have the meaning set forth in Section 4.8.1.

      "Controller" shall mean the head of the Israeli Antitrust Commission.

      "Determining Percentage" shall mean the pro-rata percentage holdings of each of the Sellers in the Company immediately prior to Closing hereunder, namely: for DSSI 68.49%, for Kardan 13.8%, for Givon 0.93%, and for Neuwirth 16.78%.

      "Employee Benefit Plan" shall mean a written or oral plan, agreement or arrangement involving compensation or benefits, including, without limitation, insurance coverage, severance benefits, change of control, retention, performance, holiday pay, vacation pay, gross-up payments, fringe benefit, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

      "Environmental Laws" shall mean any law statute, rule or regulation of any Government Entity or the common law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (a) air, water and noise pollution; (b) radiation; and (c) health and safety of employees and other persons.

      "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

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      "Escrow Agent" shall mean Joel Stein, Adv. or the trust company managed by
      Pearl Cohen Zedek Latzer, Law offices.

      "Escrow Amount" shall have the meaning set forth in Section 2.4.1.

      "Excluded Business" means all of the business activities of the Company and the Subsidiaries other than the Retained Business. For the avoidance of doubt, the Excluded Business shall include the provision, by the Company or the Excluded Subsidiaries, of project development services (whether the calculation of consideration therefor is done on a time and material basis or on a fixed price basis) under which responsibility for the project is imposed on the Company or the Excluded Subsidiaries, in accordance with a defined statement of work or product specifications including, without limitation, (i) the customer Contracts listed in
      Section 4.8.1 of the Company's Disclosure Schedule; and (ii) any products and services provided by the Company to RAFAEL Armament Development Authority Ltd. (including services provided to RAFAEL Armament Development Authority Ltd. on a time or time and materials basis).

      "Excluded Business Balance Sheet" shall have the meaning set forth in
      Section 4.11.4.

      "Excluded Contracts " shall have the meaning set forth in Section 4.8.2.

      "Excluded Employees" means the employees of the Excluded Subsidiaries and certain employees of the Company and of the Retained Subsidiary, the employment of which was transferred to one of the Excluded Subsidiaries prior to the date hereof pursuant to the Restructuring, all of whom are listed in Section 4.17.4 of the Company's Disclosure Schedule and any additional employees employed by the Excluded Subsidiaries prior to the Closing Date in the Excluded Business.

      "Excluded Subsidiaries" means Mofet Venture Capital Fund Management (1992) Ltd. a company organized under the laws of the State of Israel ("Mofet"), Endan IT Solutions Ltd., a wholly owned subsidiary of the Company organized under the laws of the State of Israel ("Endan") and JBE Software Services Ltd., a subsidiary of Endan organized under the laws of the State of Israel, in which Endan has a 54% equity interest ("JBE").

      "Independent Auditor" a partner of Deloitte & Touche Israel as shall be designated by the managing partner thereof.

      "GAAP" shall mean generally accepted accounting principles in the USA.

      "Government Entity" or "Governmental Entities" means any Israeli governmental or official body(ies), agency(ies) or authority(ies).

      "Guaranty" shall mean the acknowledgement and guaranty provided by Endan in accordance with Section 6.12.

      "Indemnified Party" shall have the meaning set forth in Section 9.3.2.

      "Indemnifying Party" shall have the meaning set forth in Section 9.3.2.

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      "Insurance Policies" shall have the meaning set forth in Section 4.19.

      "Intellectual Property" means each of the following (i) all registered copyrights, all applications therefore and all associated goodwill; (ii) all patents and patent applications, all associated technical information, know-how, trade secrets, processes, operating, maintenance and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iii) all software and documentation thereof (including all electronic data processing systems and program specifications, source codes, input data and report layouts and format, record file layouts, diagrams, functional specifications, narrative descriptions and flow charts); (iv) all other inventions, discoveries, improvements, processes, formulas (secret or otherwise), data, drawings, specifications, trade secrets, proprietary rights, know-how and ideas (including those in the possession of third parties, but which are the property of Seller), and all drawings, records, books or other tangible media embodying the foregoing; (v) confidential technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) copies and tangible embodiments of all the foregoing, in whatever form or medium, and (vii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights.

      "Interim Financial Statements" shall have the meaning set forth in Section 4.11.5.

      "Knowledge" shall mean, with respect to the Sellers and the Company, the knowledge of any of the individuals listed in Section 1(a) of the Company's Disclosure Schedule. Such individuals shall be deemed to have "knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent director or officer, as the case may be, would or should have been aware of such fact or other matter in the course of business.

      "Liens" shall mean any charges, claims, community property interests, conditions, conditional sale or other title retention agreements, covenants, easements, encumbrances, equitable interests, exceptions, liens, mortgages, options, pledges, reservations, rights of first refusal, security interests, statutory liens, warrants, or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "Losses" shall mean all damages, costs, expenses, awards, judgments, fines and other losses actually awarded by a court of competent jurisdiction or by an arbitration procedure if consented to by the Parties.

      "Material Adverse Effect" or "Material Adverse Change" shall mean any material adverse effect on or change in, as the case may be, the financial condition, properties, business, operations, prospects, assets or results of operations of the Company and the Subsidiaries, other than the fact that the Company shall not include the Excluded Business. Without derogating from the generality of the previous sentence it is agreed that a decrease of 5% or more in the gross profit of the Retained Business relative to the gross profit reflected in the Interim Financial Statements, shall be deemed a Material Adverse Change in the Company and the Subsidiaries.

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      "Person" means any person, entity or any body whether incorporated or unincorporated.

      "Profitable Retained Employees" means (A) each of the Retained Employees employed by the Company or the Subsidiaries prior to July 1, 2005 (other than those employees listed in Section 1(b) of the Company's Disclosure Schedule, as serving in recruiting or management positions); plus (B) (i) any of the Retained Employees the employment of whom shall have commenced on or after July 1, 2005 and prior to the Closing Date and (ii) any new Retained Employees the employment of whom shall commence on or after the Closing Date and prior to January 1, 2006 pursuant to the recruiting efforts of Endan, as provided in Section 2.4 below; provided that, in both case (i) and (ii) above, the expected annual revenue from the customer, in respect of such employee, minus the direct costs of employment, shall be at least US$10,000 and that there is a valid and binding agreement with a client with respect to the of services to be provided by such employee; minus (C) any Retained Employee that, as of the Closing Date, the employment of whom shall have either terminated or expired or notice of such termination or expiration (whether by the employee or by the client at the site of which such employee is employed) shall have been delivered to the Company or otherwise Known to the Sellers.

      "Provider of Services" shall have the meaning set forth in Section 6.3.9.

      "Purchase Price" shall have the meaning set forth in Section 2.1.

      "Q3 Consolidated Financial Statements" shall have the meaning set forth in
      Section 2.5.1.

      "Recognition Period" shall have the meaning set forth in Section 9.3.2.

      "Registrar" means the Israeli Registrar of Companies.

      "Representative" shall have the meaning set forth in Section 9.3.2.

      "Restructuring" shall have the meaning set forth in Section 6.3.

      "Retained Business" means the business activities of the Company and the Subsidiaries, which include the supply of IT (Information Technology) outsourcing services on a time or a time and materials basis to clients in Israel (known in the industry as "Gulgalot") (the "Gulgalot Services"), pursuant to: (i) the current customer Contracts, listed in Section 4.8.1 of the Company's Disclosure Schedule; (ii) customer Contracts to be entered into by the Company prior to the Closing Date for the supply of such Gulgalot Services; and (iii) all of the Company's rights pursuant to tender No. 2002-3 issued by the Israeli Ministry of Finance, but specifically excluding any products and services supplied by the Company or any of its Subsidiaries to RAFAEL Armament Development Authority Ltd.

      "Retained Business Financial Statements" shall have the meaning set forth in Section 4.11.3.

      "Retained Employees" means the employees of the Company listed in Section
      4.17.3 of the Company's Disclosure Schedule (which list includes certain employees of the Excluded Subsidiaries, the employment of which was transferred to the Company prior to the date hereof pursuant to the Restructuring) and any additional employees employed by the Company prior to the Closing Date in the Retained Business, provided that the Buyer consented to the engagement of employment of any such additional employee, in accordance with Section 6.2.1(i) below.

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      "Retained Subsidiary" or "DSS" means Defense Systems and Software Ltd., a company organized under the laws of the state of Israel.

      "Reviewed Interim Financial Statements" shall have the meaning set forth in Section 4.11.6.

      "Reviewed Balance Sheet" means the balance sheet of the Retained Business included within the Reviewed Interim Financial Statements.

      "Seller Indemnified Person" shall have the meaning set forth in Section 9.2.2.

      "Sellers' Group" shall have the meaning set forth in Section 9.3.2.

      "Semi-annual Consolidated Financial Statements" shall have the meaning set forth in Section 4.11.2.

      "Shares" have the meaning set forth in the Recitals hereto.

      "Subsidiaries" means the Retained Subsidiary and the Excluded
      Subsidiaries.

      "Survival Period" shall have the meaning set forth in Section 9.1.

      "Taxes" or "Taxation" shall mean all taxes, and any and all other charges, fees, levies, duties, deficiencies, customs or other similar assessments or liabilities, including without limitation any income, gross receipts, ad, premium, value-added, excise, severance, stamp, occupation, real property, personal property, sales, use, transfer, transfer gains, withholding, employment and unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, and franchise taxes, imposed by any, state, local, or foreign government, or any agency or political subdivision thereof; any interest, fines, penalties, assessments or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any contest or dispute thereof; any items described in this paragraph that are attributable to another person but that the Company is liable to pay by law, by contract, or otherwise; regardless of whether disputed.

      "Tax Liabilities" means any judgment of a court of competent jurisdiction or governmental body, authority or agency having jurisdiction, all in connection with the payment by the Company or any Subsidiary of Tax debt or liability, which; (a) was incurred by the Company or the Subsidiaries prior to the Closing and (b) was not reserved or reflected in the Reviewed Balance Sheet.

      "Tax Returns" shall mean all reports, returns, declarations, documents, statements, forms, or other information required to be supplied to a taxing authority or to any Person in connection with Taxes and any associated Sections or work papers provided in connection with such items.

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      "Tax Ruling" shall have the meaning set forth in Section 6.3.4.

      "Third Party Claim" shall have the meaning set forth in Section 9.3.2.

      "Threshold" shall have the meaning set forth in Section 9.2.1.

      "Transition Period" shall have the meaning set forth in Section 6.2.

      "Un-assignable Contract" shall have the meaning set forth in Section
      6.3.9.

2.    SALE AND PURCHASE OF THE SHARES; THE PURCHASE PRICE AND ADJUSTMENT THEREOF

      2.1. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Sellers and the Company set forth herein, at the Closing, each of the Sellers shall sell to the Buyer and the Buyer shall purchase from each of the Sellers, all the Shares owned by such Seller, free and clear of any Liens, for the following consideration, payable to each of the Sellers, in NIS in accordance with the then most recent available official representative rate of exchange published by the Bank of Israel:

            2.1.1. DSSI - US$ 4,109,400.

            2.1.2. Kardan - US$ 828,000.

            2.1.3. Neuwirth - US$ 1,006,800.

            2.1.4. Givon - US$55,800.
                           -----------
                   Total - US$ 6,000,000.

      The aggregate purchase price payable by the Buyer to the Sellers shall be referred to hereinafter as the "Purchase Price". The Purchase Price shall be adjusted in accordance with Sections 2.3 and 2.4 below. The sums payable to each of the Sellers as aforesaid have been calculated based on the allocation of the Purchase Price in accordance with the Determining Percentage.

2.2. The Purchase Price shall be paid to each Seller at the Closing, by wire transfer in immediately available funds to an Israeli bank account to be designated by each Seller no later than three (3) Business Days prior to the Closing Date, against the presentation by each Seller of an exemption from withholding of Taxes at source and receipt of payment. To the extent any Seller shall not deliver to the Buyer, prior to the Closing Date, an exemption from withholding of Taxes at source, the Buyer shall have the right to deduct from the amount payable to such Seller any amount of Taxes required by the Applicable Laws to be deducted at source.

2.3. The Purchase Price shall be adjusted by the payment of an additional amount in cash by the Buyer to the Sellers or the deduction of such amount from the Purchase Price, as the case may be, payable to the Sellers (the "Cash Adjustment"), which shall be calculated in accordance with the following provisions:

      (a) Immediately after the receipt by the Buyer of the Reviewed Balance Sheet and assuming the Agreement was not terminated pursuant to
            Section 8.1.3 below, the Parties shall cooperate in the preparation of an additional balance sheet, for the sole purpose of adjusting the Purchase Price (the "Adjusting Balance Sheet").

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      (b)   The Adjusting Balance Sheet shall be prepared based on the Reviewed
            Balance Sheet and the amounts recorded therein, except that it shall include only certain of the items included in the Reviewed Balance
            Sheet:

            The assets side shall include the following items: (i) cash and cash equivalents; (ii) any accounts receivable based on invoices issued by the Company and the Retained Subsidiary, provided that such accounts receivable are not either doubtful or more than 90 days old (any doubtful accounts receivable or accounts receivable more than 90 days old have been assigned to Endan as part of the Restructuring); (iii) accrued income derived from the Retained Business; (iv) deposits made with third parties, serving the needs of the Retained Business; (v) prepaid expenses serving the needs of the Retained Business; (vi) advances and long term loans made to the Retained Employees; and (vii) withholding taxes deducted at source from payments made to the Company by third parties. For the avoidance of doubt, the Adjusting Balance Sheet shall not include
            (A) deferred taxes; (B) intangible assets and goodwill associated with the Retained Business; (C) advance payments to the tax authorities on account of non-deductible expenses ("Odfot") in respect of the Company and the Retained Subsidiary; and (D) any other item which may be included in the Reviewed Balance Sheet not specifically mentioned above.

            The liabilities side shall include the following items: (i) accounts payable of the Company and the Retained Subsidiary; (ii) prepayments received for services to be provided by the Retained Business; (iii) indebtedness to banks as are listed in Section 2.3(b) of the Company Disclosure Schedule; (iv) all unpaid liabilities toward Retained Employees as of the Reviewed Balance Sheet Date (including, but not limited to, salaries, any outstanding debts to employees insurance policies or similar pension or provident funds or accrued liabilities for severance payments (in an amount equal to the amount payable to the said employees as if the employment of each of them was terminated by the Company or the Retained Subsidiary on the date of the Reviewed Balance Sheet), outstanding debt balance due to education funds, unused leave balances, accrued convalescence pay, accrued bonuses, and any other benefits payable to the Retained Employees); (v) any Taxes payable by the Company and the Retained Subsidiary to any Government Entity to the extent not payable prior to the date of the Reviewed Balance Sheet; and (vi) all other liabilities of the Company and the Retained Subsidiary which were not assigned to and assumed by Endan.

      (c) In the event that there is a positive difference between the aggregate value of the assets recorded in the Adjusting Balance Sheet minus the aggregate value of the liabilities recorded therein, then at the Closing, the Buyer shall pay the Sellers an additional amount in cash, equal to such positive difference; if the difference between the assets and liabilities is negative, then at the Closing, Buyer shall deduct from the Purchase Price an amount in cash equal to such negative difference. The additional amount payable to or deducted from each Seller shall be in accordance with its Determining Percentage.

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      (d)   Notwithstanding Subsection 2.3(b) above, should Buyer, despite making such efforts as Buyer generally makes in respect of collection for its own account (i) fail to collect, within 90 days of their date of creation, any of the accounts receivable or amounts recorded as accrued income reflected in the Adjusting Balance Sheet, or (ii) fail to collect any of accounts receivable or accrued income created after the date of the Reviewed Balance Sheet but prior to the Closing Date, within 90 days of their date of creation, then Sellers shall cause Endan to pay the Buyer, within 7 days of the Buyer's demand, such uncollected amount, and Buyer shall assign to Endan the rights to collect such funds from the applicable customers. Buyer shall provide Endan with an update, as to the status of such uncollected funds (A) no later than 14 days prior to the assignment of any uncollected accounts; and (B) within a reasonable time from Endan's request, provided that such request shall not be made more frequently than once every 60 days, and provided further that the information regarding such uncollected accounts shall be as of the last day of the preceding month.

2.4. Further Adjustment of the Purchase Price.

      2.4.1. If as of the Closing the Retained Business shall not include 114 Profitable Retained Employees (as of such date), then at the Closing, the Buyer shall deduct from the Purchase Price (as adjusted pursuant to Section 2.3 above), an additional amount in NIS equal to the product of (A) the difference between 115 and the number of Profitable Retained Employees and (B) US$30,000 (such product shall be referred to hereinafter as the "Escrow Amount"). The Escrow Amount shall be deposited with the Escrow Agent. The Escrow Agent shall deposit the amount in a dollar linked weekly deposit with a recognized Israeli banking institution. For such purpose, the Parties and the Escrow Agent shall execute an Escrow Agreement in the form customarily used by the Escrow Agent; provided that, such agreement shall prohibit the Escrow Agent to release any part of the Escrow Amount or the proceeds accrued thereon to the Parties without the written consent of Endan and the Buyer (or their respective legal counsels) or the instruction of the Independent Auditor, as contemplated under Section 2.4.4 below.

      2.4.2. Between the Closing Date and December 31, 2005, Endan shall have the right to recruit additional Profitable Retained Employees for the purpose of placing them with the Company. The Company shall not withhold its consent to the employment of such additional Profitable Retained Employees, other than for reasonable cause.

      2.4.3. Upon the Expiration of three (3) months of the actual employment (at the site of the client) by the Company of any such new Profitable Retained Employees, and provided that during such term, neither (i) the new Profitable Retained Employees has given notice of termination of such employment nor; (ii) the Customer had provided notice of termination of such contract in connection with which the said Profitable Retained Employee is employed; nor (iii) the Company has given such Profitable Retained Employee a notice of termination for cause, the Sellers shall be entitled to receive from the Escrow Agent an amount equal to US$30,000 plus the accrued interest thereon, per each such unterminated new Profitable Retained Employee, up to the limit of the amount held by the Escrow Agent. Subject to the provisions of Section 2.4.4 below, the balance of the Escrow Amount shall be released back to the Buyer, no later than 95 days after the date of placement of the last Profitable Retained Employee, in accordance with the provisions of Section 2.4.2. above.

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      2.4.4. In the event there is any dispute with respect to the Escrow
            Amounts due and payable to the Buyers pursuant to this Section 2.4, the Parties shall negotiate in good faith, for a period of seven (7) days, in an attempt to resolve the said dispute. For such purpose, the Buyer hereby appoints Mr. Barak Dotan, Chairman of its Board of Directors as its representative with respect to such discussions, and Sellers appoint Mr. Yacov Neuwirth as their representative.

            In the event the representatives of the Sellers and the Buyer are unable to resolve the dispute within the said seven days, they shall refer the dispute to the Independent Auditor. The Independent Auditor shall review this Agreement, and each of the Parties' arguments and shall (i) render, as promptly as possible, a decision with respect to the dispute, and (ii) instruct the Escrow Agent as to the manner of division of the Escrow Amount among the Parties. The determination of the Independent Auditor shall be final and binding on all Parties, and the Escrow Agent shall pay or refund such amounts to the applicable Parties.

            Each of the Sellers and the Buyer shall bear its own costs and expenses in connection with the resolution of the said dispute and the Parties shall pay the fees of the Independent Auditor in equal parts, unless the Independent Auditor shall determine otherwise.

2.5.  Post Closing Adjustment.

      2.5.1. As soon as practicable after September 30, 2005, but in any event no later than December 1, 2005, the Buyer shall cause the Company to prepare an unaudited consolidated balance sheets and statement of income of the Company (collectively, the "Q3 Consolidated Financial Statements") as of and for the three month period ending September 30, 2005. The Q3 Consolidated Financial Statements: (a) shall be prepared in accordance with the principles of Israeli general accepted accounting principles regarding quarterly unaudited financial statements, other than as contemplated under this Section
            2.5 below; and (b) fairly present the financial condition of the Company as of such date and the results of operations and cash flows of the Company for such period; The Company shall cause the Q3 Consolidated Financial Statements to be reviewed by the Buyer's independent auditors, upon receipt of such report, shall deliver a copy thereof to Endan.

      2.5.2. The Parties shall share any "gross profit" or "gross losses" (i.e., the recorded revenues minus the direct "costs of services provided" (including, for the avoidance of doubt, the costs of employment of the six Retained Employees serving in recruiting or management positions or any substitutes thereof)) generated during the said 3 month period, calculated in accordance with the following formula, representing the share of the profit payable to (or the share of the losses payable by) the Sellers:

                                    GP x RPCD
                         SPP = --------------------
                                         TRP

                         Whereby:

                         "SPP" means the Sellers' portion of the profit/losses.

                         "GP" means the gross profit/losses for the entire 3 month period.

                         "RPCD" means the revenues of the Retained Business created prior to the Closing Date, wherein the revenues due to any complete month shall be the actual revenues recorded on the Company's books for such month, and the revenues for any partial month (i.e., the month in which the Closing shall take place) shall be deemed as the actual revenues recorded on the Company's books for such month, multiplied by the ratio of the number of Business Days prior to the Closing Date to the total number of Business Days during such month.

                         "TRP" means the total revenues recorded on the
                          Company's books for the 3 month period.

      2.5.3. To the extent that during the 3rd quarter the Company shall generate profits, then as soon as practicable after September 30, 2005, but in any event no later than December 7, 2005, the Buyer shall pay to each of the Sellers its proportional part of the Sellers' portion of the profit (in accordance with the Determining Percentage), subject to the issuance of the tax receipts and exemptions from withholding of Taxes at source. To the extent that during such term the Company shall generate losses, then each of the Sellers shall refund the buyer its proportional part of losses (in accordance with the Determining Percentage).

      2.5.4. Any dispute among the Parties with respect to the calculation of the profit or losses, shall be resolve in accordance with provisions of Section 2.4.4 above.

3.    THE CLOSING

      3.1. Time and Place. Subject to the provisions of Article 8 hereof, the closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Danziger Klagsbald & Co., 7 Menachem Begin Street, Ramat Gan, Israel, at 10:00 a.m. local time, on the third (3) business day after all the conditions set forth in
            Article 7 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions), or at such other time and place as Buyer and Seller shall mutually agree in writing (the "Closing Date").

      3.2. Deliveries and Transactions at the Closing. At the Closing, the following transactions shall occur simultaneously and the following documents will be delivered (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):

      3.2.1. Delivery by the Buyer. At or prior to the Closing, Buyer shall deliver to the Seller:

            (a) Board Approval. A duly certified copy of Buyer's board of directors' resolution approving the execution and delivery of this Agreement and the transactions contemplated hereunder.

            (b) Payment of the Purchase Price. Buyer shall pay the Sellers the Purchase Price, as adjusted pursuant to Section 2.3 above.

            (c) Certification. A certificate as contemplated by Section 7.2.4, duly executed by the Chief Executive Officer of Buyer and dated as of the Closing Date, in the form attached hereto as Annex 2.

            (d) Appointment of the Directors and Officers: Applicable resolutions, effective as of immediately following the Closing, appointing new directors and officers in the Company and the Retained Subsidiary.

            (e) Regulatory Approvals. Copies of all regulatory approvals required by Buyer for the purpose of consummating the transactions contemplated hereunder.

      3.2.2. Delivery by the Sellers. At or prior to the Closing Sellers (or each of them, as the case may be) shall deliver to the Buyer:

            (a) Board Approval of the Company. A duly certified copy of the resolution of the Company's Board of Directors, approving the execution and delivery of this Agreement, the transactions contemplated hereunder and the transfer of the Shares to the Buyer.

            (b) Board Approval of each of the Sellers. A duly certified copy of resolutions adopted by the respective Boards of Directors of each of DSSI, Kardan and Neuwirth approving the execution and delivery of this Agreement and the transactions contemplated hereunder.

            (c) Register of Shareholders. A true and complete copy of the Register of the Shareholders of the Company and the Retained Subsidiary.

            (d) Register of directors. A true and complete copy of the Register of the Directors of the Company and of the Retained Subsidiary.

            (e) Resignation of Directors and Officers. Duly executed letters of resignation effective as of the Closing, by each of the directors and officers of the Company and of the Retained Subsidiary all of which are listed in Section 3.2.2(e) of the Company's Disclosure Schedule.

            (f) Share Transfer Deeds. Duly executed copies of Share Transfer Deeds, duly signed by each of the Sellers, transferring the Shares of such Seller to the Buyer, and a Share Transfer Deed transferring 1 ordinary share of DSS owned by Mr. George Morgenstern.

            (g) Certification. A certificate as contemplated by Section 7.3.7 below, duly executed by the Chief Executive Officer of each of DSSI, Kardan, Neuwirth and the Company, dated as of the Closing Date, in the form attached hereto as Annex 3.

            (h) The Reviewed Interim Financial Statements. Interim Financial Statements reviewed by the Company's independent auditors, whose report thereon shall be attached to such review as contemplated under Section 4.11.6.

            (i) Regulatory Approvals. Copies of all regulatory approvals required by Sellers for the purpose of consummating the transactions contemplated hereunder.

            (j) Warrant to acquire an Equity interest in the Excluded Subsidiaries. A Warrant duly executed by Endan, in the form attached hereto as Annex 4.

            (k) Instruments relating to Employees. Copies of all of the letters executed by certain of the Retained Employees and the Excluded Employees as contemplated under Section 4.17.4 below, and letters executed by the other Retained Employees as contemplated under Section 6.13 below, as well as the documentation evidencing filings made with the Tax authorities with respect to the transfer of the various employees in connection with the Restructuring, by means of "retention and continuity of rights".

            (l) Guaranties. Duly executed copies of the Guaranties executed and delivered by Endan and Mr. Yacov Neuwirth in accordance with the terms of Section 6.12 below.

4.    REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

      The Sellers and the Company hereby represent and warrant to the Buyer that the following representations and warranties are as of the date hereof and shall be as of the Closing Date, correct, true and not misleading, except as otherwise set forth in the Company's Disclosure Schedule attached hereto, it being understood that (i) all representations and warranties regarding the Company and any of the Subsidiaries are made by the Company and the Sellers and (ii) the representations and warranties specifically regarding each Seller and the Shares owned thereby are made only by such Seller. For the avoidance of doubt, with respect to the representations made individually by each Seller about such Seller, no Seller makes any representation in the name of any other Seller nor will any such Seller be liable to such representations made by any other Seller. Notwithstanding the foregoing, it is specifically agreed that the division of liability among the Sellers, the Company and Endan, with respect to the representations and warranties, shall be that set forth in Section 9.2 below.

4.1.  Organization; Qualification.

      4.1.1. The Company and the Retained Subsidiary are corporations duly incorporated, and validly existing under the laws of the State of Israel. The Company and the Retained Subsidiary has all requisite power to own its properties and carry on its business as now conducted by the Company and the Retained Subsidiary, respectively.

      4.1.2. DSSI is a corporation duly incorporated, validly existing and in good standing existing under the laws of the State of Delaware, USA.

      4.1.3. Each of Kardan and Neuwirth is a corporation duly incorporated, and validly existing under the laws of the State of Israel.

      4.1.4. No proceeding or resolution for bankruptcy, dissolution, liquidation, winding-up, appointment of receiver and/or similar proceeding has been instituted or taken by any of the Sellers, the Company or the Subsidiaries and to the Sellers' Knowledge, no such proceeding has been instituted or threatened against the Sellers, the Company or the Retained Subsidiary.

      4.2. Authorization of Transaction. The Sellers and the Company have all requisite power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement and the performance by the Sellers and the Company of this Agreement and the consummation by each of the Sellers and the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Sellers and the Company. This Agreement has been duly and validly executed and delivered by each of the Sellers and by the Company, and assuming the due authorization, execution and delivery by the Buyer, constitutes a valid and binding obligation of the Sellers and the Company enforceable against them in accordance with its terms, subject to (a) the laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (b) the rules of law governing specific performance, injunctive relief and other equitable remedies.

      4.3. Non-Contravention. Except as set forth in Section 4.3 of the Company's Disclosure Schedule, the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby by each of the Sellers, the Company and the Subsidiaries and the consummation of the transactions contemplated hereby shall not: (a) require the consent, approval or authorization of any person or public authority other than the consent of the Controller; (b) violate any provision of law applicable to the Company or the Subsidiaries and/or any of the Sellers; or (c) conflict with, violate or constitute a breach of or default under any indenture, mortgage, deed of trust or other agreement, instrument, order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which any of the Company, the Subsidiaries, or the Sellers are a party, or by which any of the Company the Subsidiaries or the Sellers or any of their respective assets are bound.

4.4.  Capitalization.

      4.4.1. The Company. The authorized share capital of the Company is and shall consist immediately prior to the Closing, of NIS 20,000,000 divided into: 19,999,900 Ordinary Shares, and 100 Preferred Shares, of which 11,844,181 Ordinary Shares are issued and outstanding, and 100 Preferred Shares are issued and outstanding. All of the issued and outstanding Shares, are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights, and were issued in compliance with all Applicable Laws concerning the issuance of securities.

            Except as provided in Section 4.4.1 of the Company's Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion or exchange rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any securities of Company. Following the Restructuring, the options granted to various employees or officers of the Company to acquire securities of the Company (as disclosed in Section 4.4.1 of the Company's Disclosure Schedule) shall be cancelled or waived by the applicable employees, so that as of the Closing no Person other than the Sellers shall own or have any right to purchase or receive any Shares of the Company.

            There are no outstanding or authorized stock appreciation, phantom stock, profit participation rights, rights of first refusal or similar rights with respect to the Company. There are no agreements to which any of the Sellers or the Company is a party or by which it is bound with respect to the voting or sale or transfer of any securities of the Company.

            Except as provided in Section 4.4.1 of the Company's Disclosure Schedule, the Company does not, directly or indirectly, own of record or beneficially or have any right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, limited liability company, joint venture or other legal entity.

      4.4.2. The Subsidiaries. All of the Company's current subsidiaries as well as the subsidiaries of the Company during the 5 years prior to the date hereof, are listed in Section 4.4.2 of the Company's Disclosure Schedule, which specifies the number of shares of each subsidiary (and their respective percentage) owned directly or indirectly by the Company, as well as the identity and the number of shares owned by any other shareholders of each subsidiary.

            Except as set forth in Section 4.4.2 of the Company's Disclosure Schedule, the Company and the Retained Subsidiary do not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, nor are they, either directly or indirectly, a participant in any joint venture, partnership, or similar arrangement.

            All of the issued and outstanding shares in each Subsidiary, are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights, and were issued in compliance with all Applicable Laws concerning the issuance of securities.

      4.4.3. Ownership of Shares. Each Seller is and shall immediately prior to the Closing be the sole record and beneficial owner and holder of that portion of the Shares sold by it hereunder, free and clear of all Liens. The exact number and class of Shares owned by each Seller is as specified in Section 4.4.3 of the Company's Disclosure Schedule.

4.5. Litigation. Except as set forth in Section 4.5 of the Company's Disclosure Schedule, the Company and each of the Subsidiaries are not involved in any suit, action, claim, arbitration or other proceeding (administrative or otherwise) and no such action, suit, claim, arbitration proceeding or investigation is currently pending. To the Sellers' Knowledge, there is no suit or action (equitable, legal or administrative), arbitration or other proceeding threatened against the Company, including claims, suits, proceedings or investigations: (a) on which the Company may be vicariously liable; (b) which questions the validity of this Agreement, the right of each of the Company and the Sellers to enter into this Agreement or to consummate the transactions contemplated hereby; or (c) which might result in any Material Adverse Effect.

4.6.  Title to Tangible Personal Property. Other than as set forth in Section
      4.6 of the Company's Disclosure Schedule, the Company and Retained Subsidiary have good title to, or a valid leasehold interest in, the tangible personal property utilized by them in the conduct of their business, free and clear of Liens, other than liens for Taxes, assessments or other governmental charges not yet due and payable. Section 4.6. of the Company's Disclosure Schedule sets forth a ledger listing all fixed assets currently owned by the Company and the Retained Subsidiary and used by them in the conduct of their business ((eaon ea', after giving effect to the Restructuring.

4.7. Compliance with Laws. The Company and the Retained Subsidiary have complied and are in compliance, in all material respects, with all Applicable Laws and laws of foreign states applicable to the business of the Company and the Subsidiaries, and all orders necessary for the conduct or operation of their business as conducted prior to the Restructuring and as currently conducted, or the ownership or use of their respective assets and all permits issued by any Government Entity thereto; no event has occurred or circumstance exists that is reasonably likely to (with or without the giving of notice or the lapse of time or both) constitute or result, directly or indirectly, in a violation by the Company or the Retained Subsidiary of, or a failure on the part of the Company or the Retained Subsidiary to comply with, any Applicable Law or permit; and the Company and the Retained Subsidiary have not received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, possible, or potential violation of, or failure on the part of the Company or the Retained Subsidiary to comply with any Applicable Law, except where the failure to so comply with any single requirement of any of the Applicable Laws, foreign laws, regulations, orders or the requirements thereof are not reasonably likely to have a Material Adverse Effect.

4.8.  Contracts and Commitments.

      4.8.1. Section 4.8.1 of the Company's Disclosure Schedule sets forth a list of all written or oral material contracts, agreements, undertakings and instruments outstanding as of the date hereof to which, after giving effect to the Restructuring, the Company or the Retained Subsidiary is a party and which meets any of the descriptions set forth below (collectively, the "Contracts"):

      4.8.1.1 involves the receipt of funds or expenditures in excess of fifty thousand U.S. Dollars (US$50,000) for any single transaction or a series of related transactions or under which the Company has received in the 12 months preceding the date hereof an aggregate amount in excess of fifty thousand Dollars (US$50,000) for the provision of any IT outsourcing services;

      4.8.1.2 is a warranty or guaranty creating an obligation, contingent or otherwise, in any case in an amount in excess of fifty thousand U.S. Dollars (US$50,000) given to any customer or other party by the Company or the Retained Subsidiary with respect to their respective performance or the performance of the Retained Business;

      4.8.1.3 is a material license, lease, contract or other arrangement under which the Company or the Retained Subsidiary has acquired or licensed any property or assets of a third party or under which the Company or the Retained Subsidiary otherwise utilizes in its business any properties or assets of another party or which are jointly owned by the Company or the Retained Subsidiary with any other party or parties which has not otherwise been described pursuant to any other paragraph of this Section 4.8 (with any such relationship identified in such description);

      4.8.1.4 is a material agreement, license, permit, consent, approval, authorization, qualification or order of any Governmental Entity related to the conduct of the Company's or the Retained Subsidiary's business, or otherwise to the Retained Business, which has not otherwise been described pursuant to any other paragraphs of this
            Section 4.8;

      4.8.1.5 involves the delivery of supplies or products or services in an amount in excess of fifty thousand U.S. Dollars (US$50,000) for any single transaction or any series of related transactions, or may result in repeated orders under any umbrella agreement or other similar long term arrangement in an amount of fifty thousand U.S. Dollars (US$50,000);

      4.8.1.6 contains any covenant restricting the Company or the Retained Subsidiary (directly or by virtue of them being currently or formerly an affiliate of any Excluded Subsidiary) from engaging in any line of business or competing with any Person or imposing on any of them any other material restrictions;

      4.8.1.7 contains a right of first refusal with respect to the Shares or the shares of the Retained Subsidiary;

      4.8.1.8 is an agreement between (i) the Company or the Retained Subsidiary on the one hand and any of the Sellers, the Excluded Subsidiaries or any of their shareholders or affiliates on the other hand, or (ii) the Company on the one hand and the Retained Subsidiary on the other hand;

      4.8.1.9 includes product warranties, guaranties and/or other similar undertakings with respect to contractual performance extended by the Company or the Retained Subsidiary either more than 1 year from the date hereof or with terms not consistent with those typically given by the Company or the Retained Subsidiary in similar cases;

      4.8.1.10 will no longer remain in force or which may be terminated by the other party as a result of the transactions contemplated by this Agreement;

      4.8.1.11 the Company or the Retained Subsidiary may be deemed to have breached as a result of the consummation of the transactions contemplated hereunder;

      4.8.1.12 relates to a partnership or a joint venture to which the Company or the Retained Subsidiary are a party;

      4.8.1.13 all contracts for the sale of shares of the Company or of the Retained Subsidiary, any business unit thereof or other material part of the assets of the Company or the Retained Subsidiary and all agreements regarding any other corporate combination to which the Company or the Retained Subsidiary is a party or which effects their assets or the Shares;

      4.8.1.14 is otherwise material to the business of the Company as currently conducted.

      4.8.2. Section 4.8.2 of the Company's Disclosure Schedule sets forth a list of all written or oral material contracts, agreements, undertakings and instruments outstanding as of the date hereof or in effect at any time during the three years prior to the Closing, to which the Company or the Retained Subsidiary were a party prior to the Restructuring, and which relate to the conduct of the Excluded Business (the "Excluded Contracts").

      4.8.3. Each Contract is valid and binding and is in full force and effect or has expired in accordance with its terms, as to the Company or the Retained Subsidiary, as the case may be. No event has occurred which is or, after the giving of notice or passage of time, or both, would constitute a material default under or a material breach of any Contract or Excluded Contract by the Company or the applicable Subsidiary or, to Sellers' Knowledge, by any other party thereto. To the Sellers' Knowledge, none of the other parties to any of the Contracts intends to terminate the Contract as a result of the entering into this Agreement or otherwise, or has notified the Company or the Subsidiaries of such intention.

4.9. Real Estate Leases. After completion of the Restructuring the Company and the Retained Subsidiary shall not own or lease any real property.

4.10. Permits. To the Sellers' Knowledge, the Company and the Retained Subsidiary have all the permits from all foreign, national and local authorities (i) which are necessary for the conduct of the Retained Business as currently conducted and (ii) which were necessary prior to the Restructuring for the conduct of their respective businesses, except where the failure to have any permit is not reasonably likely to result in a Material Adverse Effect.

4.11. Financial Statements.

      4.11.1. A true and complete copies of the audited balance sheets and statements of income and cash flow of the Company and its Subsidiaries excluding Mofet (collectively, the "Company Financial Statements") as of and for the fiscal year ended December 31, 2004 (the "Balance Sheet Date") are attached to Section 4.11.1 of the Company's Disclosure Schedule.

      4.11.2. A true and complete copy of the unaudited consolidated balance sheet and statements of income and cash flow of the Company and the Subsidiaries (collectively, the "Semi-Annual Consolidated Financial Statements") as of and for the six month period ending June 30, 2005, prior to the giving effect to the Restructuring, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are attached to Section 4.11.2 of the Company's Disclosure Schedule.

      4.11.3. An unaudited pro-forma balance sheet and statement of income of the Company and the Retained Subsidiary (showing only the revenues, the cost of services provided and the gross profit) (collectively, the "Retained Business Financial Statements") as of and for the six month period ending June 30, 2005, assuming the Restructuring has been completed as of such date, are attached to Section 4.11.3 of the Company's Disclosure Schedule.

      4.11.4. A copy of the unaudited consolidated pro-forma balance sheet of the Excluded Subsidiaries (collectively, the "Excluded Business Balance Sheet") as of June 30, 2005, assuming the Restructuring has been completed as of such date, are attached to Section 4.11.4 of the Company's Disclosure Schedule.

      4.11.5. Other than as specifically provided in Sections 4.11.2 to 4.11.4 above, each of the Semi-Annual Consolidated Financial Statements, the Retained Business Financial Statements and the Excluded Business Balance Sheet (collectively referred hereto as the "Interim Financial Statements") and the Company Financial Statements: (a) fairly present the financial condition of the Company and each Subsidiary as of such date and the results of operations and cash flows of the Company and each Subsidiary for such period; (b) are consistent with the books and records of the Company and the Subsidiaries, and (c) as of their date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      4.11.6. The Company and Sellers shall cause the Company's independent auditor to review the Interim Financial Statements (other than the statement of income of the Company and the Retained Subsidiary) no later than seven (7) days from the date hereof, and deliver the reviewed Interim Financial Statements together with the Company's independent auditor's report thereon (the "Reviewed Interim Financial Statements") to the Buyer immediately thereafter. Upon delivery by the Sellers of the Reviewed Interim Financial Statements, such reviewed statements shall substitute the same statements included within the Interim Financial Statements, and Sellers and the Company shall no longer be deemed to have made a representation with respect to such un-reviewed statements. In addition, to the extent that the Reviewed Interim Financial Statements shall have deviated from the Interim Financial Statements, Sellers shall have the right to amend the balance sheet and statement of income of the Company and the Retained Subsidiary to reflect the adjustments made in the Reviewed Interim Financial Statements, and in such event, the revised balance sheet and statement of income shall substitute the initial balance sheet and statement of income, and the Sellers and the Company shall no longer be deemed to have made a representation with respect to the initial balance sheet and statement of income.

      4.12. Events Subsequent to the Balance Sheet Date and the Date of the Interim Financial Statements.

      4.12.1. Since the Balance Sheet Date, except as provided in Section 4.12.1 of the Company's Disclosure Schedule: (a) The Company and the Subsidiaries have conducted their business only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such business in a manner consistent with their past practice; (b) there has not been any change in the business, operations, properties, prospects, assets, or condition of the Company and the Retained Subsidiary, or to Seller's Knowledge any such anticipated change, that is reasonably likely to result in a Material Adverse Effect on the Company or the Retained Subsidiary;
            (c) there has not been any event or development which, individually or in the aggregate, could reasonably be foreseen to prevent or materially delay the performance of this Agreement by the Company;
            (d) the Company has not declared or paid any dividends, authorized or made any distribution upon or with respect to any class or series of its capital stock; (e) neither the Company nor the Retained Subsidiary have given any guarantee, indemnity or security for or otherwise agreed to become directly or contingently liable for any obligation of any other person or consented to the creation of any Lien on their respective assets; (f) the Company and the Retained Subsidiary have not sold, exchanged or otherwise disposed of any of their assets or rights other than in the ordinary course of business; (g) neither the Company nor the Retained Subsidiary have waived, written off or written down any accounts receivable or other funds due to it from any of the Sellers or any affiliate of the Sellers; (h) the Company and the Retained Subsidiary have not incurred any significant new material liabilities, debt or obligations or breached any of their Contracts; (i) no material changes were made with respect to the compensation or benefits of the Retained Employees; (j) neither the Company nor the Retained Subsidiary had amended in any manner its Articles of Incorporation or any other incorporation documents and (h) the Company and the Retained Subsidiary have not entered into any transaction or undertaken any commitment which was not in the ordinary course of its business, except for such transactions and commitments referenced in or contemplated by this Agreement.

      4.12.2. Since the date of the Interim Financial Statements, the Company and the Retained Subsidiary have not made any payments to or have incurred any liability towards or undertook to make any payment to any third party, other than with respect to (i) incurring liabilities and making payments directly related to the costs of services provided by the Retained Business; (ii) the settlement of any of the liabilities reflected in the Reviewed Balance Sheet; and
            (iii) any other payments specifically pre-approved in writing by the Buyer. Since the date of the Interim Financial Statements, no overhead or other costs or expenses were incurred by the Company or the Retained Subsidiary. The books and records of the Company and the Retained Subsidiary reflect the above.

      4.12.3. Section 4.12.3 of the Company's Disclosure Schedule contains a list of all payments made between the Balance Sheet Date and the date hereof (i) by the Company and the Retained Subsidiary to the Sellers or any of its affiliates or vice versa and (ii) by the Company to the Subsidiaries or vice versa, and any accounts payable and accounts receivable, with respect to such inter-company payments due to the Company from Seller or any of its affiliates, by the Company to Seller or any of its affiliates, by the Company to any of the Subsidiaries or by any Subsidiary to the Company.

      4.13. Undisclosed Liabilities. Except as set forth in Section 4.13 of the Company's Disclosure Schedule, the Company and the Retained Subsidiary have no liabilities (whether known, unknown, absolute, accrued, contingent or otherwise) other than (i) those liabilities set forth or adequately provided for in the Company Financial Statements; (ii) those liabilities not required to be set forth in the Company Financial Statements and the Interim Financial Statements; (iii) those liabilities incurred in the ordinary course of business and in a manner consistent with past practice since the Balance Sheet Date or the Interim Financial Statements, as the case may be which have not had, and are not likely to have (alone or in aggregate) a Material Adverse Effect; (iv) those liabilities incurred in connection with the execution and delivery of this Agreement.

4.14. Tax Matters.

      4.14.1. The Company and each Subsidiary have duly and timely filed all Tax Returns required to be filed by it on or prior to the date hereof, and all such Tax Returns are, in all material respects, true, correct and complete and prepared in accordance with Applicable Laws, for all years and periods (and portions thereof) in which any such Tax Returns were due. The Company and each Subsidiary have paid all Taxes as due and payable in respect of such Tax Returns, and there is no current liability for any Taxes due in connection with any Tax Returns. As of the date hereof, all Taxes, if any, not yet due and payable (including in connection with any past audit and any agreement entered into prior to the date hereof with the Tax authorities) have been fully accrued on the books of the Company and adequate reserves have been established therefor, as the case may be.

      4.14.2. The Company and each Subsidiary have: (a) withheld all required amounts of Tax from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (b) paid all required employer contributions and premiums due for social security and unemployment tax purposes; and (c) filed all required returns and reports with respect to Tax withholding, social security unemployment Taxes and premiums, all in compliance, in all material respects, with the withholding Tax provisions of the Applicable Laws as in effect for the applicable year.

      4.14.3. Neither the Company nor any of the Subsidiaries or the Sellers have executed or filed with any taxing authority any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes and no power of attorney granted by the Company or any Subsidiary with respect to any Taxes is currently in force.

      4.14.4. Other than as listed in Section 4.14.4 of the Company's Disclosure Schedule, no Tax audits or other administrative proceedings or court proceedings are pending as of the date hereof with regard to any Taxes or Tax Returns of the Company.

      4.14.5. Other than as listed in Section 4.14.5 of the Company's Disclosure Schedule, the Company and the Subsidiaries have not agreed to and are not required to make any adjustment (i) by reason of a change in accounting methods that affects any taxable year ending after the Closing Date or (ii) in any Tax Return filed by the Company or the Subsidiaries prior to the date hereof and any draft of Tax Return not yet filed by the Company (copies of which were delivered to the Buyer prior to the date hereof), provided that certain changes to Tax Returns for 2003 were agreed to by the Tax Authority in the form disclosed by the Sellers. Neither the tax authority nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date or in any Tax Return filed by the Company or the Subsidiaries prior to the date hereof. The Company and the Subsidiaries do not have an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date. Copies of all of the agreements entered into with, and any formal requests made to, the Tax authorities with respect to the Company and/or the Retained Subsidiary (and any responses received from the Tax authorities), are included in Section 4.14.5 of the Company's Disclosure Schedule

      4.14.6. The Company and the Retained Subsidiary are not and have not been a party to any Tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits, nor have they obtained any Tax-related opinions from any third parties, vis-a-vis Tax planning.

      4.14.7. Other than as disclosed in Section 4.14.7 of the Company's Disclosure Schedule, the Company and the Retained Subsidiary have no debt or liability of any kind toward the Chief Scientist of the Ministry of Industry and Trade's Industrial Research and Development Administration or toward the Investment Center, nor have they received any communications from such Governmental Entities indicating any monetary liability thereto.

      4.15. Related-Party Transactions. Other than as listed in Section 4.15 of the Company's Disclosure Schedule, no officer, shareholder or director of the Company or any Subsidiary is indebted to the Company or the Retained Subsidiary, as the case may be, nor is the Company or the Retained Subsidiary indebted to any of them. Except as set forth in Section 4.15 of the Company's Disclosure Schedule, none of such persons or entities has a beneficial interest in any contract or agreement to which the Company is a party.

4.16. Intellectual Property.

      4.16.1 The Restructuring shall cause the transfer from the Company and the Retained Subsidiary to Endan, as of the date of such transfer, of all of the Intellectual Property used thereby.

      4.16.2 Other than as set forth in Section 4.16.2 of the Company's Disclosure Schedule, to the best Knowledge of the Company and Sellers, prior to the Restructuring the Intellectual Property used by the Company and the Retained Subsidiary did not infringe the rights of any Person. The Company and the Subsidiaries have not received any warnings alleging that they have violated the Intellectual Property rights of any other Person.

4.17. Employees.

      4.17.1 The Company and the Retained Subsidiary are in compliance with all currently Applicable Laws with respect to labor and employment, including, discrimination in employment, terms and conditions of employment, wages, hours of employment, occupational safety and health and employment practices, and are not engaged in any unfair labor practices. The Company and the Retained Subsidiary have withheld all amounts required by Applicable Laws or by agreement to be withheld from the wages, salaries and other payments to employees and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. There are no pending claims against the Company or the Retained Subsidiary under any Employee Benefit Plan or policy or for long term disability.

      4.17.2 There are no controversies pending or, to the Sellers' Knowledge, threatened, between the Company or the Retained Subsidiary and any of their respective current or former employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic, against the Company or the Retained Subsidiary. The Company and the Subsidiaries are not a party to any collective bargaining agreement or other labor union contract, and to the Seller's Knowledge, there are no activities or proceedings of any labor union to organize any such employees.

      4.17.3 Section 4.17.3 of the Company's Disclosure Schedule contains a complete and accurate list of the following information with respect to each Retained Employee and independent contractor engaged by the Company or the Retained Subsidiary in the conduct of the Retained
            Business: name, job title, date of employment, current compensation, including base salary and all social benefits, guarantied bonuses, any undertaking or promise (whether written or oral) to increase the salary or benefits of such employee, use of Company vehicle or cell phone, the number of accumulated vacation days as of the date hereof, the amount of aggregate severance pay payable to each Retained Employee (as if the employment thereof was terminated by the Company) as of June 30, 2005 ("Atuda") and the amount of the severance funding actually remitted to each of the Retained Employees' managers insurance policies/pension funds, as of such date ("Yeuda"). The Company and the Retained Subsidiary are in compliance with the terms of all employment agreements of the Retained Employees and any payments due to be paid by the Company pursuant to such agreements through the date hereof have been paid by the Company and the Retained Subsidiary.

      4.17.4 As of the date hereof and as a result of the performance of the Restructuring, neither the Company nor the Retained Subsidiary have any liability whatsoever toward the Excluded Employees, and (A) each of the Excluded Employees previously employed by the Company or the Retained Subsidiary has executed a letter of a copy of which is attached to Section 4.17.4(A) of the Company's Disclosure Schedule, confirming, inter alia, that he or she (i) have no claims or demands of any kind or nature against the Company or the Retained Subsidiary with respect to the term of their employment by the Company or the Retained Subsidiary and (ii) that they acknowledge and accept the assumption by the Excluded Subsidiaries of any and all liabilities of the Company or the Retained Subsidiary toward them, including the payment of severance pay and unused leave with respect to the term of their employment by the Company or the applicable Subsidiary, and
            (B) each of the Retained Employees initially employed by any of the Excluded Subsidiaries, executed an acknowledgement regarding his or her transfer of employment to the Company and their respective awareness of the transaction contemplated hereunder, a copy of which is attached to Section 4.17.4(B) of the Company's Disclosure Schedule.

      4.17.5 Except as set forth in Section 4.17.5 of the Company's Disclosure Schedule, the Company and the Retained Subsidiary are not liable for any material payment, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, other than routine payments to be made in the normal course of business and consistent with past practice.

4.18. Employees Benefits

      4.18.1 Section 4.18.1 of the Company's Disclosure Schedule lists the Retained Employees which receive Keren Hishtalmut and/ or a Manager's Insurance/Pension Fund Plan that the Company and the Retained Subsidiary maintain or to which the Company or the Retained Subsidiary contribute funds. Other than Keren Hishtalmut and/ or a Manager's Insurance/Pension Fund Plan, the Company and the Retained Subsidiary do not maintain any Employee Benefit Plan.

      4.18.2 No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to the Retained Employees beyond their retirement or other termination of service, other than coverage mandated by Applicable Laws.

      4.19. Insurance. The Company's and the Retained Subsidiary's insurance policies and binders (the "Insurance Policies") are valid and enforceable in accordance with their terms, are in full force and effect and insure against risks and liabilities of the kinds and in amounts customarily insured against by persons of established reputation engaged in the same or a similar business as that of the Company and the Retained Subsidiary. The copies of the Insurance Policies are attached to Section 4.19 of the Company's Disclosure Schedule. All premiums on all such policies have been paid to date and the Company and the Retained Subsidiary have complied with all conditions of such policies and have received no notice of any failure to comply with the terms of such policies.

      4.20. Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

            4.20.1 the Company and the Retained Subsidiary (a) are in compliance with all, and are not subject to any liability, in each case with respect to any applicable Environmental Law, and (b) do not hold or have applied for any Environmental Permits.

            4.20.2 the Company and the Retained Subsidiary have not received any written notice, demand, letter, claim or request for information alleging that the Company or the Retained Subsidiary may be in violation of, or liable under, any Environmental Law.

      4.21. Brokers' Fees. Except as set forth in Section 4.21 of the Company's Disclosure Schedule, neither the Company nor the Retained Subsidiary have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. For the avoidance of doubt the broker's fees disclosed in the Company's Disclosure Schedule shall be paid by the Sellers and not by the Company.

      4.22. Minutes of the Board of Directors and the General Meeting; and Books & Records.

            4.22.1 The Sellers and the Company have heretofore delivered to the
                  Buyer true and complete copies of the Memorandum of Association, Articles of Association, Certificate of Incorporation or such other applicable organizational documents of the Company and the Retained Subsidiary, as currently in effect. All true copies of the minutes of the meetings of the Boards of Directors of the Company and the Retained Subsidiary, and resolutions of the General Meetings, since January 1, 1998, have been provided to the Buyer.

            4.22.2 The books and accounts to be of the Company and the Retained
                  Subsidiary are complete and correct, are maintained in accordance with good business practice and accurately present and reflect in all material respects all of the transactions described therein.

      4.23. Disclosure. The Sellers and the Company have provided the Buyer with all the information the Buyer has requested for deciding whether to purchase the Shares and to make the transactions contemplated in this Agreement. The statements made herein and in documents and information provided by the Sellers and the Company to the Buyer, in connection with the due diligence review conducted by the Buyer, are true in all material respects and do not omit to state a material fact necessary to make the statements herein or therein not misleading.

5.    REPRESENTATIONS AND WARRANTIES OF THE BUYER.

            The Buyer hereby represents and warrants to the Sellers that the statements contained in this Section 5 are as of the date hereof and shall be as of the Closing Date correct, true and not misleading.

      5.1. Organization. The Buyer is a public corporation duly organized, validly existing under the laws of the State of Israel and has full power and authority to carry on its business as now conducted. No proceeding or resolution for bankruptcy, dissolution, liquidation, winding-up, appointment of receiver and/or similar proceeding has been instituted or taken by the Buyer and to the Buyer's Knowledge, no such proceeding has been instituted or threatened against the Buyer.

      5.2. Authorization of Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Sellers and the Company, constitutes a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

      5.3. Non-Contravention. The execution, delivery and performance of this Agreement and the agreements and instruments contemplated hereby by the Buyer and the consummation by Buyer of the transactions contemplated hereby shall not: (a) require the consent, approval or authorization of any Person or public authority other than the consent of the Controller; (b) violate any provision of law applicable to the Buyer; or (c) conflict with, violate or constitute a breach of or default under any indenture, mortgage, deed of trust or other agreement, instrument, order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Buyer is a party or by which the Buyer or any of its assets is bound which is reasonably likely to have a material adverse effect on Buyer.

      5.4. Litigation. To the Buyer's Knowledge, there is no material suit or action (equitable, legal or administrative), arbitration or other proceeding threatened against Buyer, in each case which questions or challenges the validity of this Agreement, including claims, suits, proceedings or investigations: (a) on which the Buyer may be vicariously liable; (b) which questions the validity of this Agreement or the right of the Buyer to enter into such agreement, or to consummate the transactions contemplated hereby; or (c) which might result in any material adverse effect on Buyer.

      5.5. Financial Resources. The Buyer has the financial resources necessary to fulfill its obligations under this Agreement and the transactions contemplated hereby and will take all steps necessary to insure it will remain so, until effecting the Closing.

      5.6. Diligence. The Buyer has had the opportunity to ask questions, and has received answers to all such questions relating to the Company and the Subsidiaries. Notwithstanding the foregoing, the Buyer has only relied on the Representations and Warrantees made by the Company and the Sellers under this Agreement, and the Buyer shall not be deemed in any way to have known of any inaccuracy or incorrectness of any representation or warrantee made the Company or the Sellers hereunder, or to have accepted such inaccuracy or incorrectness of such representation or warrantee.

6.    COVENANTS OF THE PARTIES.

      6.1 Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and to make effective, this Agreement and the other transactions contemplated by this Agreement, including without limitation:

            6.1.1 the obtaining of all necessary waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps, as may be necessary, to obtain an approval or waiver from, or to avoid an action or proceeding by, any Government Entity;

            6.1.2 the obtaining of all necessary consents, approvals or waivers from third parties, including with respect to the performance of the Restructuring, and the obtaining the consent to the change in control of the Company and the Subsidiaries from the Persons listed in Schedule 6.1.2 of the Company's Disclosure Schedule;

            6.1.3 the defending of any lawsuits or other legal proceedings, whether judicial or administrative or otherwise, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed. In this respect, each Party shall: (i) give the other Party prompt notice of the commencement of any legal proceeding by or before any Government Entity with respect to this Agreement; and (ii) keep the other Party informed as to the status of any such legal proceeding.

            6.1.4 the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, provided, however, that none of the Parties shall be required to make any material monetary expenditure to any third Person; or

            Notwithstanding the foregoing or any other provisions contained in this Agreement to the contrary, none of the Parties shall be under any obligation of any kind to enter into any negotiations or to otherwise agree with any Governmental Entity, with respect to the sale or disposal or holding separately (through the establishment of a trust or otherwise) of any particular assets or categories of assets or businesses.

6.2 Transition Period. During the period commencing on the date hereof and ending on the Closing Date (the "Transition Period"), the Parties undertake to act and fully comply with the following applicable provisions, any or all of which may be waived in whole or in part by the relevant Party being benefited thereby, to the extent permitted by the Applicable Laws:

            6.2.1 Conduct of Business in the Ordinary Course. Except as
                  expressly contemplated by this Agreement, the Sellers and the Company covenant and agree that, unless the Buyer shall otherwise consent in writing, the Retained Business shall be conducted only in, and the Sellers and the Company shall not take any action, and cause the Retained Subsidiary not to take any action, except in the ordinary course of business and in a manner consistent with past practice. The Sellers and the Company further covenant that they shall and shall cause the Subsidiaries to use their respective best efforts to preserve the current business organization of the Company and the Retained Subsidiary intact (including all supply, license, franchise and similar relationships of such business), keep available the services of the current officers, employees, and agents of the Company and the Retained Subsidiary, and maintain the relationships and goodwill with suppliers, distributors, sales representatives, customers, clients, landlords, creditors, employees, agents, and others having business relationships with the Company and the Retained Subsidiary. Additionally, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement (including, for the avoidance of doubt, for the implementation of the Restructuring), prior to the Closing Date, the Sellers and the Company, without the prior written consent of the Buyer (consent not to be unreasonably withheld) shall not, directly or indirectly: (i) solicit or encourage any inquiry, discussion or proposal for; (ii) propose to negotiate with or hold discussions with respect to; (iii) enter into any agreement or understanding providing for; or
                  (iv) take any actions or permit the Company or the Retained Subsidiary to take any actions which may cause or result in:

            (a) the issuance of any new shares or any security convertible into or exchangeable into shares or any option, warrant or other right to acquire shares of the Company or the Retained Subsidiary;

            (b) the entering into any business combination between the Company or the Retained Subsidiary and any third party, including any merger, exchange of shares, sale, transfer or other conveyance of any of the shares of the Company or the Retained Subsidiary and/or the sale of any of the assets of the Company or the Retained Subsidiary related to the Retained Business, other than disposition of assets in the ordinary course of business consistent with past practice;

            (c) the declaration or payment of any distribution of any kind and nature to the shareholders of the Company, excluding the payment of any indebtedness to Mr. Yacov Neuwirth or Yacov Noy Holdings Ltd., provided that such indebtedness is fully reflected as a liability in the Reviewed Balance Sheet;

            (d) the creation of debt securities or the grant of any option in respect thereof or the agreement to do so;

            (e) the adoption of any resolution in the Company's or the Retained Subsidiaries' general meetings and Board of Directors;

            (f) the entering into a recapitalization or reorganization of the Company (except as required for the Restructuring) or the Retained Subsidiary or into a voluntary arrangement between the Company or the Retained Subsidiary and their respective creditors;

            (g) the entering into any related party transactions or the payment of any monies or the undertaking to make such payments to any related party (other than to Mr. Yacov Neuwirth or Yacov Noy Holdings Ltd. as contemplated under Section 6.2.1(c) above), including the Sellers, the Excluded Subsidiaries or any of their affiliates;

            (h) the solicitation, negotiation of and/or acceptance of any financing offers by other Persons or the incurrence, assumption or guarantee of any debt for borrowed money and/or the creation, assumption or incurrence of any encumbrances on any material asset of the Company or the Retained Subsidiary;

            (i) (A) the entering into any option, employment, deferred compensation or other similar agreement (or the entering into any amendment to any such existing agreement) with any officer, director of the Company or the Retained Subsidiary or any Retained Employee; (B) an increase of the salary or benefits payable to the Retained Employees under any existing severance or termination pay policies or agreements; (C) the payment of or the provision for, any increase in compensation, bonus, or other benefits payable to Retained Employees, all except as required by the terms of contracts or agreements in effect on the date hereof;

            (j) a change of the accounting policies or practices of the Company or any Subsidiary.

            (k) the making of any payments to or incurring any liability towards or undertaking to make any payment to any third party, other than (a) incurring liabilities and making payments directly related to the costs of services provided by the Retained Business and (b) the settlement of any of the liabilities fully reflected in the Reviewed Balance Sheet; and
                  (c) any other payments specifically pre-approved in writing by the Buyer.

            (l) negotiations with any Tax authorities and/or the filing of any Tax Returns, excluding the negotiations to be conducted by the Sellers pursuant to Section 6.3.4 and subject to the restrictions set forth therein.

            (m)   the occurrence of any of the changes or events listed in
                  Section 4.12 above.

      6.2.2 Obtaining Approvals from Controller. Without derogating from the generality of Section 6.1.1 above, each Party to this Agreement shall use its best efforts to deliver and file, as promptly as practicable after the date hereof, a Notice of Merger with the Controller. In this respect:

            (a) the Parties shall prepare and file, no later than 7 days from the date hereof, the Notice of Merger required to be filed pursuant to Israeli Antitrust Law - 1988, in connection with this Agreement and the Parties shall provide to the Controller any information reasonably requested by such authority; and

            (b) the Parties shall respond as promptly as practicable to any inquiries or requests received from the Controller for additional information or documentation.

            (c) each Party shall promptly inform the other Party of any communication to the Controller. The Parties shall consult and cooperate with one another and shall consider in good faith the views of one another, in connection with the analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Israeli administrative proceeding relating to the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Israeli Government Entity or by any Israeli legal requirement, in connection with any such administrative proceeding under or relating to the Israeli Antitrust Law - 1988, or any other Israeli antitrust or fair trade law, each Party shall permit authorized representatives of the other Party to be present at each meeting or conference relating to any such administrative proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Israeli Governmental Entity in connection with any such administrative proceeding.

      6.2.3 Access to Information. Prior to the Closing Date (or the termination of this Agreement pursuant to Article 8 below), the Buyer shall be entitled, through its employees and representatives, to make such investigations and examinations of the Company and the Subsidiaries, as it may reasonably request. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances. In addition, three (3) Business Days prior to the Closing Date, the Company shall deliver to the Buyer a detailed copy of the general ledger of the Company and the Retained Subsidiary, containing journal entries of each of the transactions and orders of payment recorded therein during the Transition Period, and all amounts paid to the Company and the Retained Subsidiary during such term. At the Buyer's request, the Company shall provide the Buyer with explanation and all of the supporting documents proving that all expenses so recorded are directly related to the Retained Business and were incurred in accordance with the terms of
            Section 6.2.1 above. Prior to the Closing Date, all information regarding the Retained Business furnished to or obtained by Buyer and its representatives pursuant to this Section 6.2.3 shall be subject to the confidentiality undertaking previously made by Buyer and shall be held in confidence in accordance therewith.

      6.3 The Restructuring. Prior to the Closing Date, the Sellers and the Company shall make their best effort to cause the Company and the Subsidiaries to complete a restructuring of the Business commenced prior to the date hereof, so as to separate the Retained Business from the Excluded Business by way of assigning, conveying and transferring (i) the Excluded Business, including all of the Excluded Contracts, to Endan; and (ii) the Retained Business and the Contracts to the Company; and (iii) the selling of the Excluded Subsidiaries to certain of the Sellers, all in a manner that will leave the Company and the Retained Subsidiary free of any rights and liabilities relating or connected to, arising under or resulting from the Excluded Business (the "Restructuring"). Without limiting the generality of the foregoing sentence, in connection with the implementation of the Restructuring the Company and the applicable Subsidiaries (as the case may be) shall, inter alia:

            6.3.1 Assign each of the Excluded Contracts listed in Section
                  6.3.1(a) of the Company's Disclosure Schedule initially entered into by the Company or the Retained Subsidiary, to Endan, which shall assume all liabilities for the performance of such Excluded Contracts (both with respect to the period preceding the assignment and thereafter) and rights thereunder, and obtain the written consent of the other parties to such Excluded Contracts to the said assignment. It is agreed that each of the other parties to any Excluded Contract assigned to Endan shall execute and deliver to the Company, or the Retained Subsidiary, a letter of consent in the form attached hereto as Annex 5, or any other form agreed to in writing by the Buyer.

            6.3.2 Assign each of the Contracts listed in Section 6.3.2 of the
                  Company's Disclosure Schedule, initially entered into by one of the Excluded Subsidiaries, to the Company, which shall assume all liabilities for the performance of such Contracts (both with respect to the period preceding the assignment and thereafter) and rights thereunder, and obtain the written consent of the other parties to such Contracts to the said assignment. It is agreed that each of the other parties to any Contract assigned to the Company shall execute and deliver, a letter of consent in the form attached hereto as Annex 6, or any other form agreed to in writing by the Buyer. For the avoidance of doubt, nothing in this Section 6.3.2 shall derogate from the Seller's undertaking to indemnify the Buyer Indemnified Persons for any breach of the said Contracts occurring prior to the Closing Date, as provided and subject to the limitations set forth in Section 9.2 below.

            6.3.3 Obtain the approval of Chief Scientist of the Ministry of
                  Industry and Trade's Industrial Research and Development Administration or any other Government Entity to the Restructuring, to the extent required.

            6.3.4 At Sellers' discretion, negotiated a preliminary Tax ruling with respect to each of the Sellers, in connection with the transactions contemplated by this Agreement and the Restructuring (the "Tax Ruling"); provided, however, that (i) the Sellers, the Company and the Retained Subsidiary shall refrain from making any representation in the name of the Company or the Retained Subsidiary in connection with the obtaining of the Tax Ruling, or taking any other action which may bind the Company or the Retained Subsidiary in any way with respect to, or resulting from, the process of or the obtaining of the Tax Ruling; (ii) prior to the agreeing with the Tax authorities as to any binding Tax Ruling, the Sellers shall disclose the terms of any such Tax Ruling to the Buyer. Should the Buyer believe in good faith, and based on a written opinion obtained by it from a respectable tax advisor who is not then engaged by the Buyer or any affiliate thereof (other than for the purpose of obtaining such opinion), that the Tax Ruling is likely to have a material adverse effect on the Company, the Retained Subsidiary and/or the Buyer, then Buyer shall have the right to terminate the Agreement, in accordance with Section 8.1.3 below; and (iii) should all of the Closing Conditions included in Sections 7.1 and 7.3 be satisfied or waived prior to the date of receipt of the Tax Ruling, the Buyer shall have the right to Close the transaction without the Sellers' obtaining the Tax Ruling.

            6.3.5 Obtain any remaining consents and waivers from the Retained
                  Employees and Excluded Employees, as contemplated under
                  Section 4.17.4 above.

            6.3.6 Assign, transfer or convey to Endan and cause Endan to assume all assets and liabilities associated with the Company's and/or DSS's leased real-estate.

            6.3.7 Assign, transfer or convey to Endan and cause Endan to assume
                  Mr. Yacov Neuwirth's debt to the Company and any other debt of any shareholders or any affiliates thereof to the Company or the Retained Subsidiary;

            6.3.8 Assign transfer or convey to Endan and cause Endan to assume all intangible assets and goodwill associated with the Excluded Business, as well as all of the other assets and liabilities of the Company and the Retained Subsidiary including without limitation the Excluded Contracts, other than (i) the assets and liabilities directly connected to the Retained Business, reflected in the Reviewed Balance Sheet;
                  (ii) other assets and liabilities (including, for the avoidance of doubt, intangible assets and/or goodwill) which the Parties shall have agreed not to assign to the Excluded Subsidiaries and which shall also be reflected on the Reviewed Balance Sheet; (iii) advance payments to the tax authorities on account of non-deductible expenses ("Odfot") in respect of the Company and the Retained Subsidiary, (iv) deferred Taxes of the Company and the Retained Subsidiary, (v) the fixed assets listed in Section 4.6 of the Company's Disclosure Schedule; and (vi) any other assets of the Company and the Subsidiaries that cannot be assigned to the Excluded Subsidiaries under the Applicable Laws. Assets of the Company and the Subsidiaries that were not included in the Reviewed Balance Sheet or fall within the criteria set forth in paragraphs (i) through (vi) above, shall be deemed transferred to the Excluded Subsidiaries under the Restructuring, and the Buyer shall sign all of the required documents to transfer them and the benefits resulting therefrom, to the Excluded Subsidiaries, if not transferred to the Excluded Subsidiaries prior to the Closing.

            6.3.9 To the extent that (i) any Excluded Contract entered into by the Company or the Retrained Subsidiary or (ii) any Contract entered into by an Excluded Subsidiary, which should have been assigned, conveyed or transferred to or from the Company under this Section 6.3, as the case maybe, or any claim, right or benefit arising thereunder or resulting therefrom ("Un-assignable Contract"), is not capable of being conveyed, assigned or transferred without the approval, consent or waiver of the other party thereto, then except as expressly provided herein (and without derogating from the provisions of Section 6.1.2 above and Section 7.3.5 below (i.e., the Closing Condition regarding completion of the Restructuring), this Agreement shall not constitute a conveyance, assignment or transfer thereof, or an attempted sale, conveyance, assignment or transfer thereof absent such approvals, consents or waivers. From and after the Closing, (A) the Excluded Subsidiaries shall promptly and with reasonable degree of care pay to the Company when received all monies received by any of the Excluded Subsidiaries which are connected to or arising from the Retained Business (against the issuance of a valid tax receipt) and (B) the Company and/or the Retained Subsidiary shall promptly and with reasonable degree of care pay to the applicable Excluded Subsidiaries when received all monies received by them, which are connected to or arising from the Excluded Business (against the issuance of a valid tax receipt). During the first six-month period commencing on the Closing Date, each of the Company and the Subsidiaries shall fulfill its obligations under this Section 6.3.9 free of charge. Upon the expiration of such six-month period, the Company shall have the right to charge the Excluded Subsidiaries, a fee in an amount of 1% (one percent) of any amounts collected and paid by it pursuant to the provisions of this Section 6.3.9, and upon the expiration of a period of 12 months from the Closing Date, the said fee shall be increased to 2% (two percent) of any amounts collected and paid by the Company pursuant to the provisions of this Section 6.3.9. Furthermore, the Company's obligation to collect and remit payments to the Excluded Subsidiaries under this Section 6.3.9 shall expire on the second anniversary of the Closing Date. For the avoidance of doubt, the Excluded Subsidiaries shall not be entitled to collect any fees whatsoever in connection with the provision of the said service to the Company nor shall their obligation to do so expire at any time prior to the completion of the assignment of each of the Contracts to the Company or the expiration of their term in accordance with the provisions thereof.

            Furthermore, for the avoidance of doubt, and not withstanding any of the limitations set forth in Article 9, it is agreed that the Person for the benefit of whom the collecting and paying services are performed pursuant to this Section 6.3.9 (the "Beneficiary of the Service"), shall indemnify and hold harmless the Person providing such collecting and remittance services (the "Provider of Services"), from and against (x) any liability arising from or connected to the provision of such services and (y) any other liability resulting from the fact that the Provider of Services has remained the "front" vis-a-vis the legal relationship with the other party to the applicable Contract or Excluded Contract, as the case may be (including any liability resulting from the breach of such contract by the Beneficiary of the Service); provided however that nothing in this paragraph shall be construed to release the Provider of Services from its obligation to transfer to the Beneficiary of the Service, any funds received by it belonging to the Beneficiary of the Service, as provided in the previous paragraph.

      6.4 Removal of Liens. No later than 15 days from the date hereof, the Sellers and the Company shall obtain the consent of all third parties who have Liens on any assets of the Company or the Retained Subsidiary, whether or not registered with the Registrar of Companies to the removal of such Lien, except to the extent that such Lien is imposed on an asset connected to the Excluded Business, in which case the Lien, together with the relevant asset, shall be transferred to the Excluded Subsidiaries, after the receipt of consent from the applicable creditor, in accordance with the terms of Section 6.3 above, unless otherwise agreed to in writing by the Buyer.

      6.5 Cancellation of Guarantees for the Benefit of Sellers. Prior to the Closing Date, Sellers shall cause the cancellation of any and all guaranties given by the Company or the Retained Subsidiary for the benefit of Sellers, any of Sellers' affiliates or the Excluded Business (other than the Company).

6.6   Insurance.

            6.6.1 Without derogating from the Sellers' liability pursuant to this Agreement or any of their liability under the Applicable Law, the Sellers undertake to purchase, maintain and renew, at their expense or the expense of Endan, insurance policies in connection with the Excluded Business (the "Insurance Policies"), having the terms specified in the Certificate of Insurance attached hereto as Annex 10 (the "Certificate of Insurance"). The Insurance Policies shall cover any event occurring after the Closing Date, and the Company and the Retained Subsidiary shall be named as an additional insured under the Insurance Policies. The Insurance Policies shall remain in full force and effect for a term following the Closing Date in which the Excluded Subsidiaries conduct the Excluded Business or any part thereof under the name or in conjunction with the Company or the Retained Subsidiary, and for an additional term of three (3) years following the completion of the valid assignment of each of the Excluded Contracts to Endan. Either the Sellers or Endan shall furnish the Buyer, the Certificate of Insurance duly executed by an Israeli insurance company, no later than 3 Business Days prior to the Closing Date and a Certificate of Insurance covering any renewal of the initial Insurance Policy, no later than 14 Business Days Prior to the expiration of the term thereof.

            6.6.2 Without derogating from any of the Sellers' liability pursuant to this Agreement, the Buyer (or after the Closing - the Company) shall have the right to purchase, maintain and renew, for a period of 7 years following the Closing Date, at the expense of the Sellers or Endan (not to exceed US$33,000 in the aggregate), a run-off Professional Indemnity Insurance, having a limit of US$1,000,000 per any one claim and in the aggregate for the term of insurance, and covering the liability of the Company and/or the Retained Subsidiary and/or the Excluded Subsidiaries concerning activity performed prior to the Closing Date (including such liability arising from dishonesty of employees). Upon the purchasing or renewal of such policy, the Sellers shall cause Endan to reimburse the Buyer or the Company, as the case may be, the cost associated with such insurance policy.

      6.7 Nondisclosure. None of the Parties shall issue any press release or make any other public disclosure (including disclosure to public officials) with respect to this Agreement or the transactions contemplated by this Agreement, except as required by law, without the prior approval of the other Parties, which approval shall not be unreasonably withheld; provided, that either Party may, if considered necessary by its counsel to fulfill its obligations as a publicly traded corporation, respond to inquiries and issue such releases as it considers necessary and appropriate, if it notifies the other Party in advance of the substance of such proposed response or proposed release and gives such Party reasonable opportunity for comment prior to such response or release.

      6.8 Warrant to Acquire an equity interest in the Excluded Subsidiaries. The Sellers shall cause the Excluded Subsidiaries to grant the Company, a warrant in the form attached hereto as Annex 4.

      6.9 Conduct of the Retrained Business. For as long as the Warrant contemplated under Section 6.8 above shall be outstanding, those Sellers who are the shareholders of Endan shall cause (i) all of the Excluded Business in Israel (ii) any business similar in nature in Israel, and (iii) any business in which Mr. Yacov Neuwirth and/or Givon are directly or indirectly involved (including as direct or indirect shareholders, or otherwise), to be owned only through Endan or any subsidiary thereof or any joint venture with a third party that is not an affiliate of the shareholders of Endan. For the avoidance of doubt, the restrictions contained in this Section 6.9 shall not limit Endan from entering into joint ventures with unrelated third parties, provided the intention behind such business relations or its anticipated outcome is not to adversely affect the value of the Warrant. In addition, for the avoidance of doubt, it is clarified that any business connected to the supply of sonar-related products or to IT systems that are used by Oncology Departments and any derivatives thereof, whether in Israel or anywhere else in the world, shall be owned only through Endan or any subsidiary thereof or any joint venture with a third party that is not an affiliate of the shareholders of Endan.

      6.10  Non-Competition.

            6.10.1 DSSI and Neuwirth hereby undertake, and the Sellers shall cause the Excluded Subsidiaries to undertake, for a period of 30 months from the Closing Date, not to compete, directly or indirectly (including as sub contractors of any third party), with the Company or the Retained Subsidiary in providing the type of services provided by the Retained Business as of the Closing Date (i.e., the provision of time and time and material services with no project responsibility (known in the industry as "Gulgalot")), other than in connection with the provision of any goods or services to RAFAEL Armament Development Authority Ltd., and shall cause their affiliates to refrain from so competing in Israel with the Company, and shall not employ or offer employment to or otherwise solicit the employment of any of the Retained Employees. For the avoidance of doubt, the Excluded Subsidiaries may continue to engage in the Excluded Business, i.e., the provision of project development services (whether on a time and material or on a fixed price basis) to any third party.

            6.10.2 Givon hereby undertakes that, for a period of 30 months following the Closing Date it and any affiliates thereof shall not, directly or indirectly, employ or offer employment or otherwise solicit the employment of any of the Retained Employees, and Kardan hereby undertakes that, for a period of 30 months following the Closing Date it and any affiliates thereof shall not, directly or indirectly, solicit the employment of any of the Retained Employees.

            6.10.3 The Parties agree that the duration and geographic scope of the non-competition provision set forth in this Section 6.10 are reasonable. In the event that any court of competent jurisdiction shall determine that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the non-competition provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable, and in that event that the Sellers hereby consent that such provision may be judicially modified accordingly in any proceeding brought to enforce the provisions of this Section 6.10. ------------- Sellers hereby agree that a breach of their obligations under this Section may cause the Buyer irreparable damage and therefore agree in advance that the Buyer should be entitled and deserves to obtain an injunction order in order to keep and reserve its rights.

6.11  Confidentiality.

            6.11.1 The Sellers and the Buyer hereby agree and confirm that until the Closing they shall continue to abide by that certain Non-Disclosure undertaking included in the Term Sheet dated June 1, 2005, by and between the Sellers and Buyer.

            6.11.2 In addition, the Sellers hereby undertake that following the
                  Closing they shall keep in strict confidence any and all information relating to the Retained Business, and not disclose such information to any third party without the prior written approval of the Buyer. For the avoidance of doubt, following the Closing, the Buyer shall not be bound by any confidentiality restrictions regarding the Company, its Subsidiaries or the business thereof.

6.12  Acknowledgement and Guaranty.

            6.12.1 At or prior to the Closing, the Sellers shall cause Endan to execute and deliver to the Buyer an undertaking, in the form attached hereto as Annex 7, pursuant to which (i) Endan acknowledges that it is aware of each of the obligations imposed on it under this Agreement and agrees to assume such obligation and perform them as if it was a direct party to the Agreement; and (ii) it undertakes to guaranty the performance of each of the Sellers' obligations and liabilities hereunder (including, for the avoidance of doubt, the Sellers' indemnification undertakings under Article 9 hereof).

            6.12.2 At or prior to the Closing, Neuwirth shall cause Mr. Yacov
                  Neuwirth, the sole shareholder of Neuwirth, to execute and deliver to the Buyer the Guaranty in the form attached hereto as Annex 8, securing the performance of Neuwirth's indemnification obligations set forth in Section 9.2 below

      6.13 Letters Executed by the Retained Employees. Unless waived by the Buyer, the Sellers shall cause each of the Retained Employees (other than such Retained Employees who were employed by the Excluded Subsidiary prior to the Restructuring), to execute a letter in the form attached hereto as Annex 9.

      6.14 Filing of a Tax Return for the Year 2004. Sellers shall cause the Company to file the Tax Return for the Company and the Retained Subsidiary for the year 2004, with the applicable tax authorities, no later than August 20, 2005. To the extent the Closing shall occur prior to August 20, 2005, then Endan's CFO shall be responsible for the completion of the draft Tax Return, and shall cooperate with the Buyer and assists it vis-a-vis the finalizing and filing of the Tax Return for the year 2004.

      6.15 Liability with respect to the Retained Employees. Without derogating from the indemnification obligations set forth in Article 9 below, from and after the Closing, the Company shall continue to be liable and responsible for all employee-employer obligations toward the Retained Employees, including obligations which may have been incurred from the date of the commencement of the employment of each Retained Employee.

7.    CONDITIONS PRECEDENT TO BOTH PARTIES OBLIGATIONS.

      7.1. Conditions to obligations of Buyer and Sellers. The obligations of each Party to consummate and effect the transactions contemplated hereby are subject to obtaining the consent of the Controller and all other approvals, waivers and consents from any other Government Entity, if any, necessary for consummation of, or in connection with, the transactions contemplated hereby.

      7.2. Conditions to the Obligations of the Sellers. The obligations of the Sellers to consummate and effect the transactions contemplated hereby are subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any or all of which may be waived in whole or part by the Sellers to the extent permitted by Applicable Laws, provided, however, that only a waiver by all of the Sellers shall be deemed, for the purpose of this Section 7.2 as a valid waiver by the Sellers:

            7.2.1. Representations and Warranties. The representations and warranties of the Buyer contained in Article 5 above shall be correct, true and not misleading in any material respect as of the date hereof and as of the Closing Date, as if given on and as of the Closing Date except as to matters specifically contemplated by this Agreement.

            7.2.2. Performance of Obligations. The Buyer shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by the Buyer prior to or at the Closing Date, including the execution and delivery of each of the documents listed in Section 3.2.1 above, which are to be delivered at the Closing by the Buyer.

            7.2.3. Litigation. On the Closing Date, there shall be no litigation pending or threatened in writing in which any injunction is or may be sought to prevent the transactions contemplated hereby, or in which any relief is or may be sought against the Sellers as a result of this Agreement.

            7.2.4. Buyer's Officer Certificate. The Buyer shall have delivered an officer's certificate confirming the matters set forth in this Section 7.2, in the form attached hereto as Annex 2.

            7.2.5. Payment of the Purchase Price. The Buyer shall have paid the
                  Sellers the full and entire Purchase Price, as adjusted by the Cash Adjustment in accordance with Section 2.3 above.

      7.3. Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate and effect the transactions contemplated hereby are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part by the Buyer to the extent permitted by Applicable Laws:

            7.3.1. Representations and Warranties. The representations and warranties of the Sellers and the Company contained in Article 5 shall be correct, true and not misleading in any material respect as of the date hereof and as of the Closing Date, as if given on and as of the Closing Date, except as to matters specifically contemplated by this Agreement.

            7.3.2. Performance of Obligations. The Company and each of the
                  Sellers shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or at the time of the Closing, including the execution and delivery of each of the documents listed in Section 3.2.2 above, which are to be delivered at the Closing by each of the Sellers.

            7.3.3. Litigation. On the Closing Date, there shall be no litigation pending or threatened in writing in which any injunction is or may be sought to prevent the transactions contemplated hereby, or in which any relief is or may be sought against the Buyer as a result of this Agreement.

            7.3.4. Material Adverse Effect. Since the date hereof and through the Closing no Material Adverse Effect or Material Adverse Change has occurred.

            7.3.5. Completion of the Restructuring. The Restructuring shall have been completed prior to the Closing Date.

            7.3.6. Retention of Retained Employees. As of the Closing Date, at
                  least 100 Profitable Retained Employees shall be employed by the Company and have executed the letter in the form attached hereto as Annex 8, or the letter in the form included in
                  Section 4.17.4(B) of the Company's Disclosure Schedule, as the case may be.

            7.3.7. Sellers' Officer Certificates. Each of the Sellers and the
                  Company shall have delivered an officer's certificate, confirming the matters set forth in Section 7.3 above, in the form attached hereto as Annex 3.

7.4. Conditions to the Obligations of Kardan. In addition to the conditions set forth in Section 7.2, the obligations of Kardan to consummate and effect the transactions contemplated hereby are subject to the releasing of Kardan from any and all guarantees provided by it or its affiliates for the benefit of Endan or the Company (and in particular the guarantees provided by it to Ha'poalim Bank Ltd. and Mizrachi Bank Ltd.).

7.5. Frustration of Closing Conditions. None of the Parties may rely on the failure of any condition set forth in Sections 7.1, 7.2 , 7.3 and 7.4 above to be satisfied, if such failure was caused by such Party's failure to act in good faith or to use its best efforts to cause the condition to be fulfilled and the Closing to occur, as required by this Article 7.

8.    TERMINATION OF AGREEMENT.

      8.1. Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be terminated and abandoned upon the occurrence of any of the following:

            8.1.1. by the mutual written consent of the Sellers and the Buyer;

            8.1.2. by the Sellers (acting together) or the Buyer if any court of competent jurisdiction or Government Entity having jurisdiction shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non- appealable;

            8.1.3. by the Buyer, at its sole discretion and without incurring any liability as a result of such termination, (i) in the event that after due review by the Buyer, the Interim Financial Statements or the Semi-Annual Consolidated Financial Statements delivered to the Buyer shortly prior to the date hereof, are unacceptable to the Buyer; (ii) if the Reviewed Interim Financial Statements (or the revised statement of income of the Company and the Retained Subsidiary referenced in Section 4.11.6 above) shall be unacceptable to it due to any material deviation from the Interim Financial Statement or
                  (iii) in the event, and subject to the restrictions, set forth in Section 6.3.4 above;

            8.1.4. by the Buyer, if one or more of the conditions set froth in
                  Section 7.3 above shall not be fully satisfied by September 30, 2005; or

            8.1.5. by the Sellers (acting together), if one or more of the conditions set forth in Section 7.2 above shall not be fully satisfied by September 30, 2005.

            8.2. Effect of Termination. If any of the Buyer or the Sellers terminates this Agreement pursuant to Section 8.1 above, all obligations of the Parties shall terminate without any liability of any Party to any other Party as a result of the termination; provided, however, that (a) the provisions of
                  Section 6.7 (Nondisclosure) above, and Article 10 (Miscellaneous) below shall survive the termination of this Agreement; and (b) that nothing in this Section 8.2 shall relieve any Party from liability for any breach of this Agreement prior to the termination thereof.

9.    SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION.

      9.1. Survival. All representations and warranties contained in this Agreement shall survive the Closing for a period of eighteen (18) months from the Closing Date, other than the representations and warranties contained in Sections 4.1 (Organization), 4.4 (Capitalization), and 4.14 (Tax Maters) which shall survive for seven (7) years from the Closing Date, and Section 4.4.3 (Ownership of Shares) which shall survive indefinitely (the "Survival Period).

      9.2.  Indemnification

            9.2.1. Subject to the limitations set forth in this Section 9.2.1 below, Sellers and Endan shall indemnify, defend and hold harmless the Buyer and its directors, officers, agents and representatives, and from after the Closing - the Company and the Retained Subsidiary (the "Buyer Indemnified Persons") from and against any and all Losses which may be incurred or suffered by any Buyer Indemnified Person and which may arise out of or result from the following:

            (a) any breach or inaccuracy of any representation or warranty of the Sellers contained in this Agreement, provided that Buyer's written notice with respect to any claim is delivered to the Sellers or Endan within the time period specified in Section 9.1; and further provided that the aggregate amount of such Losses for all claims for which indemnification is sought exceeds ninety thousand US dollars (US$ 90,000) (the "Threshold"), however, (i) if and when the aggregate Losses so exceed the Threshold or (ii) the breach of the representations and warranties was intentional, then all of the Losses (from the first US$1) shall be subject to indemnification;

            (b) any breach of the covenants or agreements of the Sellers (and until the Closing - of the Company) contained in this Agreement;

            (c) any claim, suit or proceeding filed by any of the Retained Employees, relating to or arising out of the employment of such employees by the Company or any Subsidiary prior to the Closing Date or the termination thereof prior to the Closing Date, and/or any funds payable to any such employees in connection with such employment prior to the Closing Date or such termination, all other than to the extent that the said liability toward such Retained Employees is fully reflected in the Reviewed Balance Sheet;

            (d) any obligations or liabilities of the Company or the Retained Subsidiary with respect to, arising from or in connection with, or resulting from any event or from the taking of any action or the refraining from taking such action, with respect to the operation of the Retained Business prior to the Closing Date, except to the extent that such liability was fully reflected in the Reviewed Balance Sheet;

            (e) all Tax Liabilities imposed on the Company or the Retained Subsidiary arising in respect of, or in connection with, or in consequence of, any income, profit or gain, actual or deemed treated as having been earned, accrued or received and/or any event occurring or deemed to have accrued, during the period prior to the Closing; provided that any claim or demand for indemnification under this Section 9.2.1(e) shall be delivered to the Sellers or Endan no later than 7 years following the Closing Date;

            (f) any claim, suit or proceeding filed by any current or former employee of the Company or any Subsidiary other than the Retained Employees, relating to or arising out of the employment of such employee by the Company or any Subsidiary, the termination thereof, and any funds payable to any such employee in connection with such employment or such termination; and

            (g) any obligations or liabilities of the Company or any Subsidiary with respect to, arising from or in connection with the Excluded Business;

            The Sellers and Endan's indemnification obligations pursuant to this
            Section 9.2.1 shall be limited, as provided below:

            (A) each of Kardan's and Neuwirth's indemnification obligations under Section 9.2.1 above shall be (i) several and not joint;
                  (ii) allocated pro-rata among them in accordance with the Determining Percentage; and (iii) limited to the portion of the Purchase Price payable to such Seller after giving effect to the adjustment set forth in Section 2.4 above but not to any other adjustment provided in Article 2 (i.e., the pro-rata portion of the six million dollars (US$6,000,000) minus the pro-rata portion of the Escrow Amount actually returned to the Buyer).

            (B) each of DSSI's and the Endan's indemnification obligations under Section 9.2.1 above shall be joint and several with respect to each other and with respect to that of the other Sellers (i.e., subject to the other limitations set forth in this Section 9.2.1, the Buyer Indemnified Persons shall have the right to claim indemnification from either DSSI or Endan (or both) with respect to 100% of any Losses claimed by them; provided that, DSSI's indemnification obligations hereunder shall be limited to the aggregate Purchase Price payable to all of the Sellers (i.e., six million dollars (US$6,000,000) less the portion of the Escrow Amount actually returned to the Buyer). For the avoidance of doubt, there shall be no limitation as to Endan's indemnification obligations under this Section 9.2.1.

            (C) No claim or demand for indemnification under Sections 9.2.1(c) and 9.2.1 (d) may be delivered to or made upon the Sellers at any time after 18 months from the Closing Date, and Sellers' indemnification obligations under Sections 9.2.1(c) and 9.2.1(d) shall expire 18 months after the Closing Date. For the avoidance of doubt, there shall be no limitation as to Endan's indemnification obligations under Sections 9.2.1(c) and 9.2.1(d).

            (D) No claim or demand for indemnification under Sections 9.2.1(f) and (g) may be delivered or made upon each of the Sellers at any time after four (4) years from the Closing Date, and the Sellers' indemnification obligations under Sections 9.2.1(f) and 9.2.1(g), shall expire four (4) years after the Closing Date; provided, however, that to the extent that any Excluded Contract is not assigned to Endan (after receipt of the consent of the other party to such Excluded Contract, as contemplated under Section 6.3.1 above) prior to the Closing Date, then the four (4) years' expiration period with respect to any liability arising from, under or in connection with such Excluded Contract shall commence on the date of the assignment of such Excluded Contract to Endan rather than on the Closing Date. For the avoidance of doubt, there shall be no limitation as to Endan's indemnification obligations under Sections 9.2.1(f) and 9.2.1 (g) above.

            (E) Givon shall only be liable for the breech of his obligations pursuant to Sections 4.4.3 (ownership of Shares), 6.10 (non-compete), 6.11 (confidentiality), and Section 2.5 (post closing adjustment).

            Should any claim or demand be delivered to the Sellers or Endan prior to the expiration of any term set forth in Section 9.2.1 above, then such indemnification obligation shall remain in full force and effect with respect to such claim or demand until its resolution either by a judgment of court of competent jurisdiction or by the settlement of the dispute by the mutual agreement of the Sellers and the Buyer.

            9.2.2. Buyer shall indemnify, defend and hold harmless the Sellers and their directors, officers, agents and representatives, and until the Closing - the Company and the Subsidiaries (the "Seller Indemnified Persons") from and against any and all Losses which may be incurred or suffered by any Seller Indemnified Person and which may arise out of or result from the following:

            (a) any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement, provided that Sellers' written notice with respect to any claim is delivered to Buyer within the time period specified in Section 9.1 and subject to the provisions of this Article 9;

            (b) any breach of the covenants or agreements of Buyer contained in this Agreement; and

            (c) any claim, suit or proceeding filed after the Closing Date by any Retained Employee, relating to or arising out of the employment of such employee by the Company or any Subsidiary, the termination thereof, and any funds payable to any such employee in connection with such employment or such termination, provided that the liability toward such Retained Employee, with respect to the period preceding the Closing, was fully reflected in the Reviewed Balance Sheet.

            Notwithstanding the foregoing, Buyer shall be required to indemnify the Seller Indemnified Persons for Losses covered by Section 9.2.2(a) above, if the aggregate amount of such Losses for all claims for which indemnification is sought exceeds ninety thousand US dollars (US$ 90,000), but if and when the aggregate Losses so exceed ninety US dollars (US$ 90,000), all of the Losses shall be subject to indemnification; provided, however, that there shall be no limitation on Buyer's liability for (i) any intentional breach of the representations contained in Article 5 of this Agreement, and
            (ii) any indemnification under Sections 9.2.2 (b) - (c) above. Indemnification to the Sellers shall be made pro rata among them in accordance with the Determining Percentage.

      9.3.  General Provisions Relating to Indemnification.

            9.3.1. The Party seeking indemnification shall give written notice to the indemnifying party of the facts and circumstances giving rise to any claim for indemnification as soon as reasonably possible but in any event within thirty (30) Business Days after it obtains knowledge of the basis for a claim for indemnification hereunder. The Party entitled to indemnification shall take all reasonable steps to mitigate all indemnifiable liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder.

            9.3.2. With respect to each claim by a third party which could give rise to an indemnification obligation under this Article 9 (a "Third Party Claim"), the party seeking indemnification (the "Indemnified Party") must give prompt notice to the indemnifying party (the "Indemnifying Party") of the Third Party Claim (i) no later then fourteen (14) Business Days prior to the last date for the filing of an answer or pleading on behalf of the defendant or (ii) in the event such term is not applicable, immediately upon the receipt, by the Indemnified Party, of notice of the Third Party Claim provided, however, that the failure of the Indemnified Party to give such prompt notice of the Third Party Claim shall not affect the indemnification obligations of the Indemnifying Party, except and to the extent the Indemnifying Party is actually prejudiced thereby.

            Should the Indemnifying Party or the Indemnified Party, as the case may be, consist of more than one of the Sellers and/or Endan (the "Sellers' Group"), then all of the members of the Sellers' Group shall be deemed to have appointed DSSI as their single representative (the "Representative"). The Representative shall be authorized to act on behalf of all of the members of the Sellers' Group, vis-a-vis the Buyer and any action taken by it shall be deemed as an action taken and approved by all of the members of the Sellers' Group.

            The Indemnifying Party or the Representative, as the case may be, shall notify the Indemnified Party in writing, no later than thirty
            (30) days after receipt of notice of a Third Party Claim (the "Recognition Period"), whether it assumes its indemnification obligation in accordance with this Article 9 (i.e., agrees to indemnify the Indemnified Party for such Third Party Claim), in which case, the Indemnifying Party may, at its sole cost and expense, assume the defense of the Third Party Claim, with counsel of its choice.

            9.3.3. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (a) the settlement or judgment is solely for money damages, or (b) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld. The Indemnifying Party shall provide the Indemnified Party with fifteen (15) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim.

            9.3.4. Should the Indemnifying Party assume the defense against the
                  Third Party Claim, then the Indemnified Party shall be entitled to participate in the defense of (but not control) any Third Party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interests between the Indemnifying Party and the Indemnified Party, then the Indemnified Party shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable to pay for the costs and expenses of more than one such separate counsel.

            9.3.5. The Parties shall cooperate in the defense of any Third Party
                  Claim and the relevant records of each party shall be made available on a timely basis.

            9.3.6. Prior to the expiration of the Recognition Period, the
                  Indemnified Party shall defend against such claim or proceeding in a reasonable manner. Should the Indemnifying Party refrain from (i) notifying the Indemnified Party that it had assumed its indemnification obligation as contemplated under Section 9.3.2 above, or (ii) assume the defense of the Third Party Claim, all within the Recognition Period, then the Indemnified Party may defend against such claim or proceedings, as determined by it, at its sole discretion, including settling such claim or proceeding on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall assert no claim in respect thereof.

            9.3.7. To the extent that the Indemnifying Party discharges any claim for indemnification hereunder, the Indemnified Party shall be subrogated to all rights of Indemnified Party against third parties.

      9.4. Attorney's Fees. In addition to any amount payable to the Buyer Indemnified Persons or the Seller Indemnified Persons (in this
            Section 9.4 the "Plaintiff") under Section 9.2 above, should any amount of indemnification or compensation be awarded to the Plaintiff by a court judgment (or by an arbitration judgment - should the parties agree on arbitration proceedings) with respect to a claim brought by the Plaintiff pursuant to this Agreement, then in addition to such award, the Plaintiff shall be entitled to collect from the indemnifying parties (the "Defendants") (i) reasonable attorney's fees actually incurred by it in connection with the obtaining of such judgment, less (ii) any amount of legal fees awarded thereto by the court. However, if the applicable court or the arbitrator shall dismiss the claim, then the Defendants shall be entitled to receive from the Plaintiff, (A) the reasonable attorney's fees actually incurred by them in defense of the said claim, less (B) any amount of legal fees awarded there to by the court.

10.   MISCELLANEOUS.

      10.1. Entire Agreement; Amendment. This Agreement, together with all exhibits and schedules hereto, and other documents contemplated hereby to be delivered by the Parties, covers the entire understanding of the parties hereto, superseding all prior agreements or understandings relating to any of the subject matters hereof, and no modification or amendment of the terms and conditions shall be effective unless made in writing and signed by the Parties or their respective duly authorized agents.

      10.2. No Waiver. Any failure or delay on the part of either Party in the exercise of any right or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or any other right or privilege.

      10.3. Delays or Omissions. No failure or delay by a Party in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise thereof or exercise of any other claim, right, power or privilege, nor shall it be construed to be a waiver of any such breach or default therein or in any similar breach or default thereafter occurring.

      10.4. Successors and Assigns. Neither Party may assign its rights, privileges or obligations under this Agreement without the express written consent of the other Party.

      10.5. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any person other than the Parties.

      10.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall be deemed to constitute one and the same instrument.

      10.7. Severability. If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The Parties hereby agree to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objects of the invalid or unenforceable provision.

      10.8. Expenses. All of the expenses incurred by the Sellers and the Company in connection with the preparation, execution and consummation of this Agreement and the transactions contemplated herein shall be paid by the Sellers and all of the Buyer's expenses in such connection shall be paid by the Buyer.

      10.9. Notices All notices, requests, demands and other communications hereunder shall be made in writing, and shall be deemed to have been duly given if delivered by overnight courier, sent by mail to the respective parties or personally delivered addressed as follows:

              If to the Sellers:          ata Systems & Software Inc.
              -----------------
                                          200 Route 17
                                          Mahwah NJ, 07430
                                          USA
                                          Attention: George  Morgenstern
                                          Facsimile No.: 001-201-5293163
                                          e-mail: george@dssiinc.com

              with Copies to:             Kardan Communication Ltd.
                                          154 Menachem Begin Rd.
                                          Tel - Aviv 64921
                                          Israel
                                          Fax No.: 972-3-6913457
                                          Att. Kurzweil Avi

                                          Mr. Meir Givon. 13 Admonit
                                          St. Zoran 42823 Israel Fax
                                          No.: 09-8949442 Att. Meir
                                          Givon Email:
                                          meir@giv-solutions.com

                                          Neuwirth Investments Ltd.
                                          250 Ben Gurion Avenue,
                                          Givatim 53326
                                          Attention: Mr. Yacov Neuwirth
                                          Facsimile No.: 03-5730935
                                          e-mail: noy@dsit.co.il

                                          Ehrenreich & Krause,
                                          11 East 44th St.
                                          New York,  NY 10017
                                          Attention: Sheldon Krause
                                          Facsimile No.: 001-212-9862399
                                          e-mail: sk@ezlaw.com

              If to the Company:          dsIT Technologies Ltd.
              -----------------
                                          Ben Gurion Street 11
                                          Givat Shmuel 54017
                                          Attention: Jacob Neuwirth
                                          Facsimile No.: (03) 531-3322
                                          e-mail: noy@dsit.co.il

              with a copy to:             Pearl, Cohen-Zedek & Latzer
                                          Attention: Jody Stein
                                          Facsimile No.: (09) 972-8001
                                                         -------------
                                          e-mail: joels@pczlaw.com

                  If to the Buyer:        Taldor Computers Systems (1986) Ltd.
                  ---------------
                                          13 Hayetzira Street
                                          Petach - Tiqva, Israel 49002
                                          Attention: Asher Baharav, CEO
                                          Facsimile No.: 03-9298236
                                          e-mail: asher@taldor.co.il

              With a copy to:             Danziger, Klagsbald & Co.
                                          Attention: Oren Shenkar
                                          Facsimile No.: 03-6110707
                                          e-mail: orens@danklaw.co.il

            or to such other address as Buyer or Sellers may designate by written notice to the other Parties. Any such notices, requests, demands or other communications shall be deemed to have been duly given when received, if delivered personally or, if mailed, on the date five (5) days after the date so deposited in the mails, postage prepaid, return receipt requested or on the day following the day sent if sent by prepaid overnight delivery service. Notices, requests and other communications hereunder may be delivered by electronic facsimile transmission (fax) or e-mail if confirmation by sender is made within three (3) Business Days by mail or personal delivery. All periods of notice shall be measured from the date of deemed delivery thereof.

      10.10. Governing Law & Forum. This Agreement shall be governed and construed under the laws of the State of Israel and the exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the applicable Tel Aviv Court. DSSI agrees that for the purpose of service of process its address in Israel shall be at Pearl, Cohen-Zedek & Latzer, law offices' located at 5 Shenkar Street, Herzlia, Israel or any other address in Israel to be designated by DSSI from time to time.

      10.11. Stamp Duty: Any stamp duty which may be imposed in connection with the execution and delivery of this Agreement or the transfer of the Shares in accordance with the terms hereof, shall be imposed on the Sellers (as a group and allocated among them in accordance with the Determining Percentage) and on the Buyer in equal parts. Should any of the Parties pay the Stamp Duty, then the other Parties shall, within 14 days of receipt of notice of such payment, reimburse such Party for their share of such payment.

      10.12. Further Assurances. The Parties undertake to sign, whether prior to the Closing or thereafter, any document or instrument which may be required for the purpose of consummating and giving effect to the transactions contemplated hereby, and to fully carry out the purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date first set forth above.

      ------------------                        ---------------------------
    Taldor Computer Systems                     Data Systems & Software Inc.
          (1986) Ltd.

    By: __________________                         By: _________________
   Title:__________________                       Title: ________________

    ----------------------                      ---------------------------
   Kardan Communication Ltd.                             Meir Givon

    By: __________________
   Title:__________________

    ----------------------                      ---------------------------
   Neuwirth Investments Ltd.                       dsIT Technologies Ltd.

    By: __________________                         By: _________________
   Title:__________________                       Title: ________________